UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Aptiv PLC

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

To our Shareholders:

I am pleased to invite you to Aptiv PLC’s Annual General Meeting of Shareholders to be held on Wednesday, April 27, 2022, at 9:00 a.m. local time, at Powerscourt Hotel, Powerscourt Estate, Enniskerry, Co. Wicklow, A98 DR12, Ireland.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement describes the business that will be conducted at the Annual Meeting. You can find financial and other information about Aptiv in the accompanying Form 10-K for the fiscal year ended December 31, 2021. These materials are also available on our website, aptiv.com.

Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. We envision a future with zero vehicle-related injuries or fatalities and have developed active safety technologies that have the potential to meaningfully save lives. We also see an acceleration in the adoption of vehicle electrification and have industry-leading high-voltage solutions that reduce CO2 emissions and enable our customers’ electrified vehicle designs. Our dedication to a sustainable future of our planet goes beyond just our products with our proud commitment to being carbon neutral by 2040. Lastly, our software enables seamless connectivity between vehicles, their passengers and the environments in which they operate. In short, Aptiv’s success emanates from a strong, sustainable business that makes the world a better place.

Despite the continued industry disruptions in 2021, our commitment to our mission and values has allowed us to effectively execute on our strategy, continue to proactively position Aptiv for the future and enhance the resiliency of our business model. These efforts have translated into greater value for all of our stakeholders.

Your vote is very important to us. I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on April 27, 2022.

Sincerely,

Kevin P. Clark

President and Chief Executive Officer

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

Wednesday, April 27, 2022 9:00 a.m. Local Time	Powerscourt Hotel Resort & Spa Powerscourt Estate, Enniskerry, Co. Wicklow, A98 DR12, Ireland	Record Date The close of business March 2, 2022

Meeting Agenda

Presenting the Company’s accounts and auditors’ reports for the fiscal year ended December 31, 2021 to the shareholders, passing the following resolutions, and transacting such other business as may properly come before the Annual Meeting:

•	Ordinary Resolutions

Election of Directors

THAT the following directors be elected as directors of the Company:

1)	Kevin P. Clark
2)	Richard L. Clemmer
3)	Nancy E. Cooper
4)	Joseph L. Hooley
5)	Merit E. Janow
6)	Sean O. Mahoney
7)	Paul M. Meister
8)	Robert K. Ortberg
9)	Colin J. Parris
10)	Ana G. Pinczuk

Auditors

11)

THAT Ernst & Young LLP be re-appointed as the auditors of the Company until the Annual Meeting of the Company to be held in 2023, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is ratified and that directors are authorized to determine the fees to be paid to the auditors.

•	Advisory, Non-Binding Resolution

Executive Compensation

12)	THAT the Company’s shareholders approve, on an advisory, non-binding basis, the Company’s executive compensation.

Resolutions 1 to 11 will be proposed as ordinary resolutions, and Resolution 12 will be proposed as an advisory, non-binding resolution.

•	Record Date

You are entitled to vote only if you were a shareholder of Aptiv PLC at the close of business on March 2, 2022. Holders of ordinary shares of Aptiv are entitled to one vote for each share held of record on the record date.

•	Attendance at the Annual Meeting

We hope you will be able to attend the Annual Meeting in person. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

APTIV PLC    1

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders (continued)

•	Where to Find More Information about the Resolutions and Proxies

Additional information regarding the business to be conducted and the resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which can be accessed by following the instructions on the Notice of Internet Availability of Proxy Materials that accompanies this Notice of Annual Meeting of Shareholders.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf. Your proxy does not need to be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Katherine H. Ramundo,

Senior Vice President,

Chief Legal Officer, Chief

Compliance Officer and

Secretary

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN APTIV SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL MEETING.

This Notice of Annual Meeting of Shareholders and the Proxy Statement are being distributed or made available on or about March 14, 2022.

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Table of Contents (continued)

4	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Table of Contents (continued)

APTIV PLC	5

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2022 Proxy Statement — Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

 ANNUAL MEETING OF SHAREHOLDERS

 Date: April 27, 2022

 Time: 9:00 a.m. local time

 Location: Powerscourt Hotel Powerscourt Estate, Enniskerry, Co. Wicklow, A98 DR12, Ireland

 Record Date: March 2, 2022

 GENERAL INFORMATION

 Stock Symbol: APTV

 Exchange: NYSE

 Ordinary Shares Outstanding (as of the record date): 270,915,354 shares

 Registrar & Transfer Agent: Computershare Investor Services

 Corporate Website: aptiv.com

 Investor Relations Website: ir.aptiv.com

 SHAREHOLDER VOTING MATTERS

Proposal	Board’s Voting Recommendation
Election of Directors	FOR EACH NOMINEE
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR

 BOARD MEETING INFORMATION

 Board Meetings in 2021: 9

 Standing Board Committee Meetings in 2021:

 Audit (5), Compensation and Human Resources (6), Finance (8), Innovation and Technology (5), Nominating and Governance (5)

 DIRECTOR NOMINEES

Name	Director Since	Independent
Kevin P. Clark	2015
Richard L. Clemmer	2020	X
Nancy E. Cooper	2018	X
Joseph L. Hooley	2020	X
Merit E. Janow	2021	X
Sean O. Mahoney	2009	X
Paul M. Meister	2019	X
Robert K. Ortberg	2018	X
Colin J. Parris	2017	X
Ana G. Pinczuk	2016	X

Two long-standing directors, our Executive Chairman, Rajiv L. Gupta and Nicholas M. Donofrio, are retiring from the Aptiv Board of Directors, and not standing for re-election. Aptiv thanks them for their years of valuable service.

NAMED EXECUTIVE OFFICERS

•	Kevin P. Clark - President and Chief Executive Officer
•	Joseph R. Massaro - Chief Financial Officer and Senior Vice President, Business Operations
•	William T. Presley - Senior Vice President and President, Signal & Power Solutions
•	Katherine H. Ramundo - Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
•	Mariya K. Trickett - Senior Vice President and Chief Human Resources Officer

   CORPORATE GOVERNANCE BEST PRACTICES

✓	11 of 12 Independent Directors and 9 of 10 Independent Nominees
✓	Non-Executive Chairman, transitioning to a Lead Independent Director
✓	Annual Election of Directors
✓	Board Diversity and Experience
✓	Annual Board and Committee Evaluations

   COMPENSATION BEST PRACTICES

✓	Robust Stock Ownership Guidelines
✓	Clawback Policy
✓	Restrictive Covenants for Executives
✓	No Excise Tax Gross-Ups
✓	No Hedging/No Pledging

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APTIV AT A GLANCE

Delivering sustainable mobility solutions

OUR MISSION

Aptiv innovates at the intersection of disruptive trends in the mobility industry. As a global technology leader, our growing portfolio of solutions makes vehicles safer, greener and more connected, enabling the future of mobility and a more sustainable world.

SAFE
A society with zero road fatalities, zero injuries and zero accidents

GREEN
Zero emissions, minimizing vehicles' total lifecycle environmental impact

CONNECTED
Seamless integration between the vehicle, its passengers and the world around it

APTIV BY THE NUMBERS

$24B
2021 Business bookings

$15.6B
2021 Revenue

15%
2021 Growth over market

$2.61
2021 Earnings per share
Adjusted for restructuring and other special items

$1.4B
2021 Total investment in research and development
Including engineering

18,900
Scientists, engineers and technicians

~190,000
People

127
Manufacturing facilities

12
Major technical centers

46
Countries

OUR BUSINESS SEGMENTS

Uniquely positioned as the only provider of both the vehicle's brain and nervous system

We build the intelligence that brings to life the software-defined vehicle of the future and the technologies that connect every part of the vehicle, enable it to sense the world around it and allow it to communicate.

Advanced Safety & User Experience

This segment provides critical technologies, systems integration and advanced software development for vehicle safety, security, comfort and convenience. Our products increase vehicle connectivity, reduce driver distraction and make vehicles safer.

Signal & Power Solutions

This segment provides the complete design, manufacture and assembly of a vehicle's electrical systems. Our products deliver the critical signal and power distribution that supports complex computing requirements, increased electrification, reduced emissions and higher fuel economy.

The democratization of the technologies in these business segments has the potential to save lives, save the industry billions in costly vehicle repairs, and reduce carbon emissions.

7 APTIV PLC

Our Sustainability Strategy

AT APTIV, WE SET A HIGH BAR AND DO WHAT IS NECESSARY TO MEET OUR OBJECTIVES.

We make products and solutions of the highest quality — designed, developed and manufactured responsibly — that transform society by enabling safer, greener and more connected mobility. In doing so, we take care of our people and communities, minimize our impact on the planet and manage our company according to an enduring ethical platform.

OUR FRAMEWORK FOR DELIVERING ON OUR MISSION

MISSION
Why we do what we do

SAFE
A future with zero accidents

GREEN
A future with zero emissions

CONNECTED
A future with seamless connectivity

APPROACH
How we do business

PEOPLE
Foster healthy, inclusive workplaces and communities

PRODUCTS
Design and deliver solutions that transform society

PLANET
Minimize environmental impact

PLATFORM
Do the right things in the right way

IMPACT
Our effect on the world

- CUSTOMERS' PARTNER OF CHOICE
- ENGAGED EMPLOYEES
- STRONGER COMMUNITIES
- SAFER VEHICLES
- GREENER WORLD
- MORE CONNECTED MOBILITY
- INCREASED STAKEHOLDER VALUE

APTIV PLC 8

APTIV'S ROAD TO CARBON NEUTRALITY

We have mapped out and committed to an ambitious plan to become carbon-neutral by 2040.

2025
REDUCE CARBON EMISSIONS BY 25%
Decrease Scope 1 & 2 CO_2 Emissions
2030
CARBON NEUTRAL OPERATIONS
Source 100% Renewable Energy Globally
2039
CARBON NEUTRAL PRODUCTS
From Sourcing to Disposal
2040
CARBON NEUTRAL COMPANY
ZERO CARBON 2040

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Election of Directors

(Resolutions 1 to 10)

All of our current directors, other than Nicholas M. Donofrio and Rajiv L. Gupta, who are retiring as of the Annual Meeting, consistent with Aptiv’s director retirement policy, are nominated for one-year terms to serve until the 2023 annual meeting, or until such director’s earlier resignation, retirement or other termination of service. The Board extends its appreciation to Mr. Donofrio and Mr. Gupta for their years of service and thanks them for giving generously of their time. Mr. Donofrio’s significant technology focus and expertise has provided Aptiv and its Board and management with valuable insight regarding our technology and innovation strategies. Mr. Gupta, in his role as Chairman of the Board and Chair of the Nominating and Governance Committee, as well as stints as Chair of the Compensation and Human Resources Committee, has consistently provided Aptiv with independent insight and advice. His expertise in corporate governance and executive compensation has been invaluable to the Board and to Aptiv. The Board will miss their camaraderie, commitment, insight and perspective.

The Board believes that the combination of the various qualifications, skills, and breadth and depth of experiences of the director nominees contributes to an effective and well-functioning Board. The Board and the Nominating and Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management. Included in each director nominee’s biography below is an assessment of each of their specific qualifications, attributes, skills and experience. Committee memberships listed below are as of the date of this Proxy Statement.

The Board has been informed that each nominee is willing to continue to serve as a director. If a director does not receive a majority of the vote for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Mr. Mahoney was a member of the Board prior to the Company’s initial public offering in 2011, and information included in this Proxy Statement as to his tenure on our Board reflects that service.

Kevin P. Clark

In March 2015, Mr. Clark became Aptiv’s President and Chief Executive Officer. In 2014, Mr. Clark was appointed Chief Operating Officer responsible for Aptiv’s business divisions, as well as the Global Supply Management function. Mr. Clark joined Aptiv in 2010 as Chief Financial Officer, responsible for all financial activities including strategic planning, corporate development, financial planning and analysis, treasury, accounting, and tax. Before coming to Aptiv, he was a founding partner of Liberty Lane Partners, LLC, a private equity investment firm focused on investing in and building and improving middle-market companies. Mr. Clark served as Chief Financial Officer of Fisher-Scientific International Inc., a manufacturer, distributor and service provider to the global healthcare market, from the company’s initial public offering in 2001 through the completion of its merger with Thermo Electron Corporation in 2006. He also held a number of senior management positions at Fisher-Scientific. Mr. Clark began his career in the financial organization of Chrysler Corporation. He has both a bachelor’s degree in financial administration and a master’s degree in finance from Michigan State University.

Non-Independent Director

Director since: March 2015

Committee Membership: None

Qualifications: Mr. Clark is a proven leader with notable success in creating and implementing Aptiv’s business and technology strategies. As our CEO and former COO and CFO, Mr. Clark provides the Board significant strategic, financial and industry expertise.

Other Current Public Boards: None

Age: 59

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Election of Directors (continued)

Richard L. Clemmer

Mr. Clemmer is a global technology CEO, most recently leading the turnaround of NXP Semiconductors N.V. as Chief Executive Officer and President, a position he held from 2009 to May 2020. Prior to NXP, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, from 2007 to 2008. He also served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company from 2005 to 2007. Prior to joining Agere Systems, Mr. Clemmer held a number of executive leadership positions at Texas Instruments and Quantum Corporation. He holds a bachelor’s degree in business administration from Texas Tech University and a master of business administration from Southern Methodist University.

Independent Director

Director since: July 2020

Committee Membership: Finance Committee and Innovation and Technology Committee

Qualifications: Mr. Clemmer brings to the Board significant leadership experience in the high-tech industry, including experience with semiconductor and software companies, and valuable experience leading organizations through strategic transactions.

Other Current Public Boards: HP Inc.

Former Public Boards: NCR Corporation (2008-2020), NXP Semiconductors N.V. (2009-2020)

Age: 70

Nancy E. Cooper

Ms. Cooper is the former Executive Vice President and Chief Financial Officer of CA Technologies (“CA”), an IT management software provider, a position she held from August 2006 until she retired in May 2011. Prior to joining CA, Ms. Cooper served as the Chief Financial Officer of IMS Health, Inc. from 2001 to 2006 and, prior to that, as Chief Financial Officer for Reciprocal, Inc. from 2000 to 2001. Ms. Cooper began her career at IBM Corporation in 1976, where she held positions of increasing responsibilities over a 22-year period that focused on technology strategy and financial management. Ms. Cooper received a bachelor of arts degree in both economics and political science from Bucknell University and a master of business administration from the Harvard Graduate School of Business.

Independent Director

Director since: February 2018

Committee Membership: Audit Committee (Chair) and Innovation and Technology Committee

Qualifications: Ms. Cooper brings to the Board significant experience leading a global public finance organization, and contributes financial, risk management, technology and strategy expertise.

Other Current Public Boards: Brunswick Corporation

Former Public Boards: The Mosaic Company (2011-2021) and

Teradata Corporation (2009-2017)

Age: 68

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Election of Directors (continued)

Joseph L. Hooley

Mr. Hooley is the former Chairman of the Board and Chief Executive Officer of State Street Corporation, one of the world’s leading providers of financial services to institutional investors. He retired as the non-executive Chairman of the Board of State Street, effective December 31, 2019, and as its Chief Executive Officer on December 31, 2018. He served as State Street’s Chairman from 2011 to 2019, Chief Executive Officer from 2010 to 2018 and President and Chief Operating Officer from 2008 to 2014. From 2002 to 2008, Mr. Hooley served as Executive Vice President and head of the Investor Services Division of State Street and, in 2006, was appointed Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading of State Street. Mr. Hooley holds a bachelor of science degree from Boston College.

Independent Director

Director since: January 2020

Committee Membership: Audit Committee and Compensation and Human Resources Committee

Qualifications: Mr. Hooley’s long tenure as a public company executive leading a global financial services organization provides the Board significant expertise in management, strategic planning, corporate governance and a global business perspective.

Other Current Public Boards: Exxon Mobil Corporation

Former Public Boards: State Street Corporation (2009-2019)

Age: 64

Merit E. Janow

Professor Janow is the Former Dean of the Faculty (from 2013-2021) and ongoingly Professor of Practice, School of International and Public Affairs (SIPA) at Columbia University, a position she has held since 1993. Previously, she directed the graduate program in international finance and economic policy. Professor Janow regularly teaches graduate courses in international economic policy and law both at SIPA and Columbia Law School. She has published numerous articles and several books. Professor Janow has had three periods of government service, serving as one of seven members of the WTO’s Appellate Body from 2003 to 2007, as the Executive Director, the International Competition Policy Advisory Committee of the U.S. Department of Justice, Antitrust Division from 1997 to 2000, and Deputy Assistant U.S. Trade Representative for Japan and China from 1990 to 1993. Professor Janow served on the board of directors and as chair of the Nasdaq Stock Markets LLC of the Nasdaq OMX Group from 2005 to 2016. She holds a bachelor of arts degree from the University of Michigan and a juris doctorate from Columbia Law School.

Independent Director

Director since: April 2021

Qualifications: Professor Janow is qualified to serve as director of the Company based on her extensive knowledge and experience in international trade, economics, policy and regulatory matters which provide valuable insight to the Company given the global nature of its business.

Other Current Public Boards: Mastercard Inc.

Former Public Boards: Trimble Inc. (2008-2021)

Age: 63

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Election of Directors (continued)

Sean O. Mahoney

Mr. Mahoney is a private investor with over three decades of experience in investment banking and finance. Mr. Mahoney spent 17 years in investment banking at Goldman, Sachs & Co., where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking. During his banking career, Mr. Mahoney acted as an advisor to companies across a broad range of industries and product areas. He earned his undergraduate degree from the University of Chicago and his graduate degree from Oxford University, where he was a Rhodes Scholar.

Independent Director

Director since: November 2009

Committee Membership: Finance Committee and Nominating and Governance Committee

Qualifications: Through his experience in investment banking and finance, Mr. Mahoney provides the Board with expertise in financial and business strategy, capital markets, financing, and mergers and acquisitions.

Other Current Public Boards: None

Former Public Boards: Alcoa Inc. (2016), Cooper-Standard Holdings, Inc. (2015-2018), Howmet Aerospace Inc. (formerly Arconic Inc.) (2016-2020) and iHeartMedia, Inc. (2019-2021)

Age: 59

Paul M. Meister

Mr. Meister is a partner in Novalis LifeSciences, a life science venture firm and is also co-founder, and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries. From 2014 to 2018, he was President of MacAndrews & Forbes Incorporated (“M&F”), a private company that owns or controls a diverse set of businesses. During 2018, Mr. Meister also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company, and acted as Revlon’s principal executive officer. Mr. Meister served from 2010 to 2014 as Chairman and Chief Executive Officer of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an Executive Officer of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific from 1991 to 2006. Mr. Meister holds a bachelor of arts degree from the University of Michigan and a master of business administration from Northwestern University.

Independent Director

Director since: July 2019

Committee Membership: Compensation and Human Resources Committee and Finance Committee

Qualifications: Mr. Meister’s extensive public company experience, as both an executive and a board member, provides the Board with significant expertise in management, strategy, finance and capital markets, operations and mergers and acquisitions.

Other Current Public Boards: Amneal Pharmaceuticals, Inc., Oaktree Acquisition Corp. II and Quanterix Corporation

Former Public Boards: LKQ Corporation (1999-2018), Revlon, Inc. (2016-2018), Scientific Games Corporation (2012-2020) and vTv Therapeutics Inc. (2015-2018)

Age: 69

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Election of Directors (continued)

Robert K. Ortberg

Mr. Ortberg is the former Chief Executive Officer of Collins Aerospace, a United Technologies company, a position he held from December 2018 to February 2020. Following his retirement from Collins Aerospace, he served as a Special Advisor to the office of the Chief Executive Officer for Raytheon Technologies Corporation, an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide until March 2021. He previously served as the Chief Executive Officer of Rockwell Collins from 2013 to 2018 and served as its President from 2012 to 2018. He served as Rockwell Collins’ Executive Vice President, Chief Operating Officer, Government Systems from 2010 to 2012 and as its Executive Vice President, Chief Operating Officer, Commercial Systems from 2006 to 2010. Prior to that time, he held other executive positions at Rockwell Collins, which he joined in 1987. Mr. Ortberg has a bachelor of science degree in mechanical engineering from the University of Iowa.

Independent Director

Director since: September 2018

Committee Membership: Audit Committee and Innovation and Technology Committee

Qualifications: Mr. Ortberg brings to the Board a track record of operational and technology leadership, accelerating company growth and creating shareholder value, coupled with a strong background in transformation and innovation.

Other Current Public Boards: Raytheon Technologies Corporation

Former Public Boards: Rockwell Collins, Inc. (2013-2018)

Age: 61

Colin J. Parris

Dr. Parris currently serves as the Senior Vice President and Chief Technology Officer at GE Digital, a position he has held since May 2020. He joined the General Electric Company in 2014 as the Vice President, GE Software Research. Prior to joining GE, he spent two decades at IBM in a variety of executive roles, serving most recently as Vice President, Systems Research in the IBM T.J. Watson Research Division from 2013 to 2014 and General Manager for IBM’s Power Systems business from 2010 to 2013. Dr. Parris received a bachelor’s degree in electrical engineering from Howard University, a master’s degree in management from Stanford University, and master’s degrees in electrical engineering and computer science, and a doctorate in electrical engineering from the University of California, Berkeley.

Independent Director

Director since: December 2017

Committee Membership: Audit Committee and Innovation and Technology Committee

Qualifications: Dr. Parris has an extensive technology background with significant experience in software and leading digital transformations. His current focus on data software and artificial intelligence provides valuable knowledge to the Board.

Other Current Public Boards: None

Age: 60

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Election of Directors (continued)

Ana G. Pinczuk

Ms. Pinczuk serves as the Chief Development Officer for Anaplan, Inc., a position she has held since August 2019. Anaplan provides a cloud-based connected planning platform that helps connect organizations and people to make better and faster decisions. She joined Anaplan in February 2019 as the Chief Transformation Officer. Prior to that, she held positions as the President of Hewlett Packard Enterprise’s Pointnext technology services organization, the Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management provider specializing in information protection, availability, and insight solutions, and Senior Vice President and General Manager, Backup and Recovery for Symantec Corporation, all in the period from 2015 to 2018. From 2000 until 2015, Ms. Pinczuk served in various executive positions with Cisco Systems, Inc., including serving as Senior Vice President, Sales from 2014 to 2015, Senior Vice President, Services Transformation and Chief Operating Officer from 2013 to 2014, and Vice President, Global Technical Services from 2009 until 2013. Prior to joining Cisco, Ms. Pinczuk spent 15 years with AT&T, Inc., in positions of increasing responsibility. Ms. Pinczuk earned both undergraduate and graduate mechanical engineering degrees from Cornell University, an executive master’s degree in technology management from the University of Pennsylvania and a master’s degree in software management from Carnegie Mellon University.

Independent Director

Director since: November 2016

Committee Membership: Audit Committee and Innovation and Technology Committee

Qualifications: Ms. Pinczuk’s broad technology background spans mobile, IP networking, software, data storage and security, making her a strong contributor to the Board as Aptiv accelerates its innovation in new mobility technologies.

Other Current Public Boards: Five9, Inc.

Former Public Boards: KLA–Tencor Corporation (2018-2019)

Age: 58

The Board of Directors recommends a vote “FOR” each of the 10 director nominees named above. If you complete the enclosed proxy card, unless you direct otherwise on that card, the shares represented by that proxy will be voted FOR the election of all 10 nominees.

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

BOARD PRACTICES

Board and Governance Information

The Company is committed to good corporate governance, which we believe is important to the success of our business and to advancing shareholder interests. Highlights include:

Board Independence and Accountability

Board Independence	✓ 9 of 10 director nominees are independent. Our Chief Executive Officer is the only non-independent director.

Board Leadership

✓ Current Board leadership structure is comprised of a Non- Executive Chairman of the Board and independent chairs of each Board committee. As of the Annual Meeting, we will transition to a Lead Independent Director and Executive Chair.

Board Engagement

✓ Attendance:

•   All directors attended more than 75% of Board and their respective Committee meetings in 2021; in fact, director attendance in 2021 averaged 99%.

•   All director nominees are expected to attend the Annual Meeting.

✓ Independent directors meet in executive session at every regular Board and Board committee meeting.

Board Composition and Diversity

✓ Directors have a diversity of experience that spans a broad range of industries.

✓ Directors have a broad array of attributes and skills directly relevant to the Company.

✓ 4 of our 10 director nominees are female and/or racially/ethnically diverse.

✓ No director should stand for election if the director has reached age 75, unless the Board determines that such director’s continued service is in the Company’s interest.

Board Committees

✓ Fully independent Audit, Compensation and Human Resources, Finance, Innovation and Technology and Nominating and Governance Committees.

✓ Each Committee has a written charter that is reviewed on an annual basis and is available on our website.

Board Accountability

✓ Annual elections of all directors.

✓ Majority voting standards for election of directors.

✓ Annual Say-on-Pay vote.

✓ Annual shareholder ratification of the Audit Committee’s selection of our independent auditor.

✓ Code of Ethical Business Conduct applies to all directors and employees.

Responsiveness to Shareholders

✓ Following each Annual Meeting, the appropriate committees of the Board consider the vote outcomes of the management and shareholder proposals and, depending on those vote outcomes, may recommend proposed courses of action.

Stock Ownership

✓ Non-employee directors are subject to robust stock ownership guidelines of $500,000 in Aptiv shares. Effective as of this Annual Meeting, the stock ownership guidelines will be increasing to $600,000 in Aptiv shares.

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Board Practices (continued)

Board Effectiveness

Board, Committee and Director Evaluations	✓ Annual Board and Committee self-evaluation process. ✓ Annual director performance evaluations. ✓ Ongoing assessment of corporate governance best practices appropriate for Aptiv.

Overboarding Limits

✓ Directors are subject to overboarding limitations as a general rule:

•   Directors who are not actively employed should limit the number of public company boards on which they serve to a total of four.

•   Directors who are actively employed as executives of other companies should limit the number of public company boards on which they serve to a total of three.

•   Members of the Audit Committee should limit the number of public company audit committees on which they serve to a total of three.

Shareholder Engagement

✓ Directors are committed to meaningful engagement with shareholders and welcome their input and suggestions.

✓ Board members routinely meet with top shareholders for conversations focused on a variety of topics, including compensation, human capital management, and environmental, social and governance (“ESG”) matters.

Board Oversight of Risk and ESG Programs

✓ Our full Board is responsible for risk oversight and the Board committees oversee certain key risks relating to their areas of responsibility.

✓ The Board has delegated oversight of management’s handling of ESG matters of importance to the Company, including risks, policies, strategies and programs to the Nominating and Governance Committee.

✓ The Company publishes an annual Sustainability Report, which can be found at www.aptiv.com/en/about/sustainability.

Succession Planning	✓ The Board oversees and engages in Board and executive succession planning.

The Nominating and Governance Committee regularly reviews the following Board practices and adopts governance practices that serve the interests of our shareholders.

Size of the Board

As of the date of this mailing, the Board consists of 12 directors. Following the Annual Meeting and assuming all nominated directors are elected, the Board will consist of 10 directors. Our Memorandum and Articles of Association provide that our Board must consist of a minimum of two directors. The exact number of directors will be determined from time to time by our full Board.

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Board Practices (continued)

Leadership Structure

This year, in connection with the retirement of Messrs. Donofrio and Gupta from the Board, the Board assessed its leadership structure and determined that it is in the best interests of the Company and its shareholders for Mr. Clark to serve as Chairman and CEO, effective April 27, 2022, following the election of directors at the Annual Meeting. The Board believes that this structure will provide the Company with strong leadership, continuity and strategic vision. In making this decision, the Board considered the Company’s performance, operating and governance environment, as well as the Board’s composition, functioning and effectiveness.

The Board believes that Mr. Clark has the skills, experience and character to provide the Company with strong and effective leadership as well as provides necessary strategic and cultural continuity to the Board as it goes through its leadership transition. In making this decision, the Board considered, among other things, the following factors:

•	Mr. Clark’s deep experience at Aptiv, first as CFO, leading Aptiv through its initial public offering, then as Chief Operating Officer, and finally, as CEO, following his successful transition into that role in March 2015;
•	Mr. Clark’s notable success in the CEO role, driving Aptiv’s relentless execution of its business and technology strategies, expanding its portfolio, creating value for shareholders and positioning Aptiv as a highly sustainable business;
•	His critical knowledge of the Company, its customers, its businesses, as well as its industries, operations and strategy;
•	His extensive industry knowledge and expertise; and
•	His proven leadership skills necessary to lead the Board and Aptiv, as demonstrated by his strong track record.

The leadership structure of the Board and Company is further strengthened by:

•	The leadership provided by our Lead Independent Director (“LID”), and the LID’s defined roles and responsibilities as set forth in our Corporate Governance Guidelines;
•	Continual and thoughtful Board refreshment, as demonstrated by adding six new independent directors since 2018, providing leadership in a variety of areas of importance to Aptiv;
•	The independence of all members of the Audit, Compensation and Human Resources, Finance, Innovation and Technology and Nominating and Governance Committees;
•	Our Corporate Governance Guidelines and Board practices;
•	Our robust and regular processes for evaluating the Board, Committees, directors and senior management; and
•	Our strong commitment to compliance with the highest standards of legal and ethical conduct.

The Board’s independent oversight function is further enhanced by the following: the Board’s direct unfettered access to management, the Board’s and the Committees’ ability to retain their own advisors, and the Board’s annual evaluation of our CEO’s performance against predetermined goals.

The Board believes this leadership structure is the most appropriate for the Company at this time, providing effective independent oversight of management and a highly independent, engaged, and functioning Board.

Lead Independent Director

To further strengthen the leadership of the Company and effectiveness of the Board, and in accordance with our Corporate Governance Guidelines, the Board has appointed Mr. Meister to serve as the Company’s LID, effective April 27, 2022, following the election of directors at the Annual Meeting. Mr. Meister is an experienced director having served as chairman of the board of several public companies, and as an independent director on numerous public company boards over the course of his career. In addition, he has developed deep industry knowledge over the course of his career. Moreover, Mr. Meister has been an independent director of Aptiv since July 2019, where he has served on the Compensation and Human Resources and Finance Committees and as Chair of the Finance Committee. As a result, he has a keen understanding of the Company and its industry, as well as a strong appreciation of the governance and oversight required by the Board and its Committees. Following the Annual Meeting, Mr. Meister will step down as the Finance Committee Chair and will become Chair of the Nominating and Governance Committee.

The duties and responsibilities of the LID as set forth in our Corporate Governance Guidelines include:

•	Presiding at meetings of the Board when the Executive Chair is not present, including executive sessions of the independent directors;
•	Serving as a liaison between the Executive Chair and the independent directors;
•	Working with the Executive Chair to develop meeting agendas and schedules for the Board to ensure that the appropriate topics are covered and given sufficient time for discussion;
•	Working with the Executive Chair to ensure that appropriate information is being shared and discussed with the Board in a timely manner;

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Board Practices (continued)

•	Leading the Board’s annual evaluation of the Executive Chair and CEO;
•	Having the authority to call meetings of the independent directors; and
•	If requested by major shareholders, ensuring that he or she is available to communicate with them.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Mr. Clark, our President and Chief Executive Officer, is the only non-independent director. The current non-employee directors of the Company are Richard L. Clemmer, Nancy E. Cooper, Nicholas M. Donofrio, Rajiv L. Gupta, Joseph L. Hooley, Merit. E. Janow, Sean O. Mahoney, Paul M. Meister, Robert K. Ortberg, Colin J. Parris, and Ana G. Pinczuk. The Board has determined that all of its non-employee directors meet the requirements for independence under the New York Stock Exchange (“NYSE”) listing standards. Furthermore, the Board limits membership on the Audit, Compensation and Human Resources, and Nominating and Governance Committees to independent directors.

Audit Committee Financial Experts

The Board has determined that all of the members of the Audit Committee are financially literate and meet the independence rules required for Audit Committee members by the Securities and Exchange Commission (“SEC”). Ms. Cooper, Mr. Hooley and Mr. Ortberg meet the qualifications of audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Evaluation of Board Performance

The Board believes that a robust and constructive Board, committee and director performance evaluation process is an essential component of board effectiveness. The Board conducts a comprehensive evaluation process annually, overseen by the Nominating and Governance Committee, of its own performance, as well as the performance of each Committee and each director, as outlined below.

Each year, the Nominating and Governance Committee reviews the evaluation format and process. Each director is then asked to complete an anonymous evaluation of the Board and each committee on which they serve. Evaluation topics include number and length of meetings, topics covered and materials provided, committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of the Company’s values and ethical behavior.

Board and committee evaluation results are compiled and summarized by the Corporate Secretary’s Office. Directors receives the summary results of these evaluations. Committee evaluation results are discussed by the applicable committee, and Board evaluation results are discussed by the full Board. Our Board considers the results when making decisions on the structure of our Board and its committees, agendas and meeting schedules for our Board and its committees, and changes in the performance or functioning of our Board and identifies opportunities for improvement.

The Board also conducts individual director and peer assessments. All directors complete an anonymous evaluation of each director. The Chairman receives summary results of these director evaluations. The Chairman then conducts individual interviews with each director to obtain his or her assessment of director performance, Board dynamics and the effectiveness of the Board and its committees, and to provide feedback about that director’s performance. These discussions are designed to help assess the competencies and skills each director is expected to bring to the Board. These evaluations have consistently revealed that the Board and its committees are operating effectively, while identifying opportunities to improve the way the Board and its committees operate. As a result of the evaluations, the Board takes concrete steps to optimize Board and committee effectiveness.

Director Qualifications, Nominations and Diversity

The Nominating and Governance Committee recommends individuals for membership on the Board. The Nominating and Governance Committee considers a candidate’s character and expertise, performance, personal characteristics, diversity (inclusive of gender, race, ethnicity and age) and professional responsibilities, and also reviews the composition of the Board relative to the long-term business strategy and the challenges and needs of the Board at that time. The Board is committed to searching for the best available candidates to fill vacancies and fully appreciates the value of diversity, viewed in its broadest sense, including gender, race, ethnicity, experience, leadership qualities, and education when evaluating prospective candidates. The Nominating and Governance Committee uses the same selection process and criteria for evaluating all nominees.

Ensuring the Board is composed of Directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders, is a top priority of the Board and the Nominating and Governance Committee. The Board is strong in its collective knowledge and diversity of accounting and finance, management and leadership, vision and strategy, business operations, business

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Board Practices (continued)

judgment, technology, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The Board is designed to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings should be conducted in an environment of trust, and confidentiality, open dialogue, mutual respect and constructive commentary.

The Nominating and Governance Committee retains the services of independent executive search firms to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. In addition to using search firms, the Nominating and Governance Committee also receives candidate recommendations from members of the Board. The recruiting process typically involves contacting a prospect to gauge his or her interest and availability after which a candidate meets with several members of the Nominating and Governance Committee. References for the candidate are contacted and a back-

ground check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

In accordance with the procedures in our Memorandum and Articles of Association, shareholders holding at least ten percent of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may propose, and the Nominating and Governance Committee will consider, nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary, which must be received at our principal executive offices no later than the close of business on March 7, 2023, and no earlier than November 27, 2022. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials as the Nominating and Governance Committee may request.

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Board Practices (continued)

Diversity, Skills and Experience of Our Director Nominees

The table below summarizes some of the experience, qualifications, attributes and skills of our director nominees. This high-level summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board; we look to directors to be knowledgeable in these areas as it relates to Aptiv. We have identified below the areas in which each director has specific expertise or prominence that he or she brings to the Board. Further information on each director nominee, including some of each of their specific experience, qualifications, attributes or skills is set forth in the biographies in “Election of Directors” above.

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Board Practices (continued)

Director Retirement

Our Corporate Governance Guidelines provide that the retirement age for directors is 75, unless waived by the Board. No director who is or would be over 75 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for the director. Once granted, such waiver must be reviewed and, if appropriate, renewed annually.

Our Corporate Governance Guidelines also provide that non-employee directors who significantly change their primary employment during their tenure as Board members must offer to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such offer.

Board Refreshment

We believe that Board refreshment is critical as the mobility industry changes and the Company’s business strategy evolves. In the last four years, we have added six new independent directors, providing leadership in a variety of areas of importance to Aptiv. At the same time, we believe that we benefit from having seasoned directors on our Board who are well-versed in the Company’s business and help facilitate the transfer of institutional knowledge. We believe the average tenure for our independent directors of approximately four and one-half years reflects the balance the Board seeks between different perspectives brought by long-serving and new directors.

Executive Sessions

Independent directors meet in executive session each Board meeting, without the CEO or any other employees in attendance. The Chairman presides over each executive session of the Board. Each Committee meeting also includes an executive session at which Committee members meet without the CEO or any other employees in attendance.

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Board Practices (continued)

Board’s Role in Risk Oversight

At Aptiv, we always strive to do the right thing, the right way. Our long-term success depends on ensuring that we demonstrate the highest ethical standards in everything we do, everywhere we operate. We believe an effective risk oversight and compliance program is critical to a company’s long-term success and future growth. The Board takes an active role in risk oversight related to the Company, both as a full Board and through its Committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as described in its charter and as set forth below. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, including those set forth below, the Board is responsible for monitoring management’s actions and decisions.

Role of the Audit Committee: The Audit Committee reviews our guidelines and policies with respect to risk assessment and management and our major financial and information technology risk exposures, including internal controls, disclosure, litigation, compliance and cybersecurity, along with the monitoring and mitigation of these exposures. On a regular basis, the Audit Committee reviews the Company’s enterprise risk management program.

Role of the Compensation and Human Resources Committee: The Compensation and Human Resources Committee reviews and discusses with management, management’s assessment of certain risks, including whether any risks arising from the Company’s compensation programs.

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Board Practices (continued)

Role of the Finance Committee: The Finance Committee reviews and discusses with management financial-related risks facing the Company, including foreign exchange, liquidity-related risks, major acquisitions, and the Company’s tax planning.

Role of the Innovation and Technology Committee: The Innovation and Technology Committee reviews and discusses with management product cyber risks facing the Company.

Role of the Nominating and Governance Committee: The Nominating and Governance Committee evaluates the overall effectiveness of the Board and its committees, including the Board’s focus on the most critical issues and risks, and monitors evolving ESG risks, as part of their oversight of Aptiv’s sustainability initiatives.

Board’s Role in Sustainability

As a global company, we understand how interconnected the world is, and how our commitment to environmental and social responsibility — and our commitment to always do the right thing the right way — is directly connected to our success.

Sustainability at Aptiv is driven from the top by our Board and CEO and is embedded at every level of Aptiv. The Board has delegated to the Nominating and Governance Committee oversight of management’s handling of ESG matters of importance to the Company, including risks, policies, strategies and programs. In addition, the Nominating and Governance Committee reviews the goals the Company establishes with respect to ESG matters and its progress against those goals, as well as the Company’s Sustainability Report. The Nominating and Governance Committee ensures that the other Committees of the Board, as appropriate, receive updates relevant to their continuing oversight on specific ESG topics that otherwise fall within the charter of those Committees, as shown below.

Stock Ownership Guidelines

The Board believes that each director should hold a meaningful equity position in the Company, and it has established equity holding requirements for our non-employee directors. The holding requirement for each non-employee director is $500,000 in Aptiv shares. Effective as of April 27, 2022, the holding requirement will be raised to $600,000. Each new director has up to five years from his or her date of appointment to fulfill this holding requirement. As of the 2021 measurement of ownership, all non-employee directors, except for Professor Janow who joined the Aptiv Board in 2021, were at or above the ownership requirement.

Governance Principles

The Board has adopted Corporate Governance Guidelines, which set forth the corporate governance practices for Aptiv.

The Corporate Governance Guidelines are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct, which applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethical Business Conduct is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Copies of our Code of Ethical Business Conduct are also available to any shareholder who submits a request to the

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Board Practices (continued)

Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79 or by email at corporatesecretary@aptiv.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K by posting on our website any amendments to, or waivers from, a provision of our Code of Ethical Business Conduct that applies to our directors or officers.

Communications with the Board of Directors

Anyone who wishes to communicate with the Board or any individual member of the Board (or independent directors as a group) may do so by sending an email to corporatesecretary@aptiv.com or a letter addressed to the director or directors in care of the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79. All correspondence, other than items such as junk mail that are unrelated to a director’s duties and responsibilities, will be forwarded to the appropriate director or directors.

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BOARD AND COMMITTEE MEETINGS

During 2021, the Board held 9 meetings. All of our directors attended at least 75% of the Board and Committee meetings on which they serve and director attendance in 2021 averaged 99%. In addition, all directors are expected to attend the Annual Meeting, and in 2021, all directors virtually attended the Annual Meeting.

BOARD COMMITTEES

Our Board has the following five committees: Audit; Compensation and Human Resources (CHRC); Finance; Innovation and Technology (ITC); and Nominating and Governance (Nom Gov). Committee charters are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”. Committee membership for 2021 is set forth below:

Board Committees
Name	Audit	CHRC	Finance	ITC	Nom Gov

Kevin P. Clark

Richard L. Clemmer			X	X

Nancy E. Cooper	C			X

Nicholas M. Donofrio				X	X

Rajiv L. Gupta		X			C

Joseph L. Hooley	X	C

Merit E. Janow		X			X

Sean O. Mahoney			X		X

Paul M. Meister		X	C

Robert K. Ortberg	X			X

Colin J. Parris	X			C

Ana G. Pinczuk	X			X

“C” = Chair of Committee

“X” = Member of Committee

During 2021, the following changes to Board Committees were made:

•	Professor Janow was appointed to the Compensation and Human Resources Committee and the Nominating and Governance Committee upon her election as director.
•	In anticipation of Mr. Gupta’s retirement, Mr. Hooley was appointed Chair of the Compensation and Human Resources Committee.
•	In anticipation of Mr. Donofrio’s retirement, Dr. Parris was appointed Chair of the Innovation and Technology Committee.

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Board Committees (continued)

Committee	Primary Responsibilities	Number of Meetings in 2021

Audit

	Responsible for the engagement of the registered independent public accounting firm and the review of the scope of the audit to be undertaken by the registered independent public accounting firm. Responsible for oversight of the adequacy of our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Responsible for oversight of risk-related matters broadly, including the Company’s enterprise risk management program, compliance program and cybersecurity.	5

Compensation and Human Resources

	Responsible for the oversight of the Company’s compensation philosophy and reviews and approves compensation for executive officers (including cash compensation, equity incentives and benefits). Responsible for oversight of human capital management, including succession planning.	6

Finance

	Responsible for oversight of corporate finance matters, including capital structure, financing transactions, acquisitions and divestitures, minority investments, share repurchase and dividend programs, employee retirement plans, interest rate policies, commodity and currency hedging, tax strategy and the annual business plan, including review of capital expenditures and restructurings.	8

Innovation and Technology

	Responsible for oversight of the Company’s technology roadmaps and the technology landscape, product cybersecurity and assessing the overall skill set of the engineering organization.	5

Nominating and Governance

	Responsible for reviewing, recommending and overseeing policies and procedures relating to director and board committee nominations and corporate governance policies, conducting director searches, overseeing board and committee self-evaluations and overseeing management’s handling of ESG matters of importance to the Company, including risks, policies, strategies and programs.	5

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DIRECTOR COMPENSATION

Board Compensation

Our directors (other than Mr. Clark, who does not receive additional compensation for his Board service) received the following annual compensation for service in 2021, which is paid in cash and time-based restricted stock units (“RSUs”). Each director may elect, on an annual basis, to receive 60%, 80% or 100% of his or her compensation in RSUs, with the remainder paid in cash. The Chairman of the Board receives $500,000 annually, and all other directors receive $265,000 annually. In 2021, Chairs of our Board committees received the following additional annual compensation:

Committee	Additional Annual Compensation

Audit	$25,000

Compensation and Human Resources	20,000

Finance	15,000

Innovation and Technology	15,000

Nominating and Governance(1)	15,000

(1)	The Chairman of the Nominating and Governance Committee is also the Chairman of the Board; he does not receive an additional fee for his service as the Nominating and Governance Committee Chairman.

An annual grant of RSUs is made on the day of the Annual Meeting, which vests on the day before the next annual meeting. Cash compensation is paid quarterly at the end of each fiscal quarter. Any director who joins the Board, other than in connection with the Annual Meeting, will receive prorated cash compensation and a prorated grant of RSUs, based on the date the director joins the Board. These RSUs vest on the day before the next annual meeting.

Changes to Board Compensation for 2022

In 2021, the Nominating and Governance Committee conducted a review of the compensation paid to our non-employee directors for their service on the Board and its committees. The Nominating and Governance Committee considered the results of an analysis prepared by the independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”). After the review, the Nominating and Governance Committee approved changes to the compensation program for directors for 2022, as follows:

Effective April 27, 2022, the annual compensation paid to directors will increase to $300,000, an increase of $35,000, and the additional annual compensation paid to Chairs of the

Committees will increase by $5,000. In addition, the LID will receive a premium of $50,000 and will be eligible for the additional annual compensation paid to Chairs of the Committees.

The table below shows cash and equity compensation paid to each member of the Board in 2021:

2021 Director Compensation

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)

Richard L. Clemmer	$—	$265,045	$265,045

Nancy E. Cooper	87,000	174,107	261,107

Nicholas M. Donofrio	—	280,010	280,010

Rajiv L. Gupta	154,333	312,097	466,430

Joseph L. Hooley	—	265,045	265,045

Merit E. Janow	39,750	212,094	251,844

Sean O. Mahoney	79,500	159,142	238,642

Paul M. Meister	—	280,010	280,010

Robert K. Ortberg	79,500	159,142	238,642

Colin J. Parris	90,750	159,142	249,892

Ana G. Pinczuk	—	265,045	265,045
(1)

Reflects the grant date fair value of the equity awards granted to directors on April 30, 2021, which was the date of grant for all directors. The values set forth in the table were determined in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of the awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, all outstanding Aptiv RSU awards held by our directors were unvested; they vest in full on April 26, 2022. The year-end RSU balances for our directors are:

Name	Unvested RSUs 12/31/2021

Richard L. Clemmer	1,842

Nancy E. Cooper	1,210

Nicholas M. Donofrio	1,946

Rajiv L. Gupta	2,169

Joseph L. Hooley	1,842

Merit E. Janow	1,474

Sean O. Mahoney	1,106

Paul M. Meister	1,946

Robert K. Ortberg	1,106

Colin J. Parris	1,106

Ana G. Pinczuk	1,842

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Human Resources Committee (the “Compensation Committee”), composed entirely of independent directors, works with management and its independent compensation consultant to oversee the Company’s executive compensation philosophy and to review and approve compensation for executive officers.

In this section, we describe and analyze:

(1)	the material components of our executive compensation programs for the “named executive officers”, or “NEOs”;
(2)	the material compensation decisions the Compensation Committee made for 2021; and
(3)	the key factors considered in making those decisions, including 2021 Company performance.

Our Named Executive Officers

For fiscal year 2021, the NEOs were:
Kevin P. Clark	President and Chief Executive Officer (“CEO”)
Joseph R. Massaro	Chief Financial Officer (“CFO”) and Senior Vice President, Business Operations
William T. Presley	Senior Vice President and President, Signal & Power Solutions
Katherine H. Ramundo	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Mariya K. Trickett	Senior Vice President and Chief Human Resources Officer

Compensation Governance and Alignment with Shareholders

Aptiv’s executive compensation program is designed to attract, retain and motivate the leaders who drive the successful execution of our business strategies, which seek to balance achievement of targeted near-term results with building long-term shareholder value through sustained performance. Our focus on pay-for-performance and corporate governance aims to help ensure alignment with the interests of our shareholders, as highlighted below:

Pay for Performance	More information on page
90% of 2021 total target annual compensation for the CEO is at risk and 76% is granted in equity, while, on average, 80% of 2021 total target annual compensation for the other NEOs is at risk and 62% is granted in equity.	36
We target executive compensation to provide market competitive compensation that allows us to attract and retain the best global talent and use incentive compensation to drive superior performance.	32
We use a structured goal-setting process for performance incentives, with multiple levels of review.	37
NEOs’ annual incentives in typical years are based on achievement of Corporate, Segment and individual performance goals.	38
60% of the NEOs’ long-term incentive compensation consists of performance-based RSUs, which deliver value based on achievement of financial and relative TSR goals. The value of the remaining 40% of the NEOs’ long-term incentive compensation is awarded in the form of time-based RSUs and fluctuates with Aptiv’s share price.	39
We review and analyze our pay-for-performance alignment on an annual basis.	—

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Compensation Discussion and Analysis (continued)

Compensation Governance	More information on page
We actively engage with our shareholders by conducting regular meetings with our major shareholders to discuss governance and executive compensation matters.	34
We disclose our performance metrics.	31
We maintain a reasonable severance practice with market appropriate post-employment provisions.	41
We maintain stock ownership guidelines for our NEOs and directors.	41
We maintain clawback, anti-hedging and anti-pledging policies.	42
We offer no excise tax gross-ups or tax assistance unique to our NEOs.	42
Our Compensation Committee utilizes an independent compensation consultant.	42
Our compensation programs are designed to discourage imprudent risk.	42
We devote focused time to leadership development and succession planning efforts.	—
Our equity grant practices, including burn rate, dilution, and consistent grant dates are prudent.	—
The Compensation Committee is provided tally sheets to assess total compensation for our NEOs.	—

2021 Year in Review

Company Financial and Business Performance Highlights. The global supply chain disruptions currently impacting the industry created unprecedented operating challenges in 2021. Our 2021 performance reflects our commitment to executing flawlessly for our customers despite these and other headwinds, while positioning the Company for continued outperformance as industry conditions improve. Our recent financial and business achievements include the following:

•	Generating strong results despite the continuing impacts of the COVID-19 pandemic and global supply chain disruptions limiting global vehicle production capacity

•	Delivering sustained outperformance, with above-market sales growth of 15%, as strong demand across our portfolio continued despite the challenging operating environment;

•	Generating record new business awards of $24 billion, based on expected volumes and prices, validating our industry leading portfolio of advanced technologies;

•	Generating $1,189 million of operating income or $1,230 million of adjusted operating income and cash flow from operations of $1.2 billion, despite supply chain disruptions and material inflation; and

•	Achieving 154.1% total shareholder return over the period 2019 through 2021, illustrating execution of our long-term strategy and sustainable value creation.

•	Enhancing our software capabilities and enabling the industry’s transition to software-defined vehicles

•

Announcing the proposed acquisition of Wind River, a global leader in delivering software for the intelligent edge and announcing our planned investment in TTTech Auto AG, a leading provider of automotive safety-critical middleware solutions. These actions accelerate our software strategy, broaden our portfolio of technology solutions and enable us to capitalize on opportunities requiring comprehensive software solutions.

•	Leveraging our investment grade credit metrics to further enhance our capital structure and increase our financial flexibility

•	Successfully issuing $1.5 billion of 30-year, 3.10% senior unsecured notes, utilizing the proceeds to redeem our $700 million, 4.15% senior notes and our $650 million, 4.25% senior notes; and

•	Extending the maturity of our existing Credit Agreement to August 2026 and being one of the first companies to integrate sustainability metrics into our financing structure.

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Compensation Discussion and Analysis (continued)

•	Continuing our relentless focus on cost structure and operational optimization

•

Maximizing our operational flexibility and profitability at all points in the normal automotive business cycle, by having approximately 97% of our hourly workforce based in best cost countries, and approximately 22% of our hourly workforce composed of temporary employees.

•	Recruiting and retaining top talent from various industries, including technology

•	Advancing a culture of diversity and inclusion, improving access to opportunities and ensuring equal pay for equal work within markets; and

•	Promoting employee health and safety through our strong safety culture and consistently achieving best-in-class lost workday case rates compared with industry peers.

•	Continuing to execute on our long-term Safe, Green and Connected strategy to enable a more sustainable future
•	Expanding our market relevant portfolio to address the industry’s top challenges, including high voltage electrification and active safety technologies;

•	Capturing value across the entire technology stack with the commercialization of Smart Vehicle ArchitectureTM; and

•	Announcing new carbon emissions targets to help ensure a more sustainable future which includes a commitment to become a carbon-neutral company by 2040.

Our strategic, operational and financial performance over time is reflected in our results and returns to shareholders. This performance is shown in the following financial metrics and total shareholder return charts. We have aligned our 2021 performance-based annual and long-term incentive plans for executives with these metrics:

Adjusted Net Income (In Millions)	Cash Flow Before Financing (In Millions)

Adjusted EBITDA (In Millions)	Growth over Market

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Compensation Discussion and Analysis (continued)

Return on Net Assets	Total Shareholder Return (2019 through 2021)

*

The increase in return on net assets in 2020 is attributable to the $1.4 billion gain recognized on the formation of the Motional autonomous driving joint venture. Excluding the gain on the Motional joint venture, return on net assets was 14.0% in 2020, reflecting continued investments for revenue growth and profitability, as well as the impacts of the COVID-19 pandemic on the Company’s industry and operations.

Metric definitions:

Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.

Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.

Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.

Growth over Market represents the year-over-year change in net sales, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions, as compared to the year-over-year change in global vehicle production weighted to the geographic regions in which the Company generates its revenue.

Return on Net Assets is defined as tax-affected operating income [net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax], divided by average continuing operations net working capital plus average continuing operations net property, plant and equipment, measured each calendar year; not adjusted for restructuring expenses that are expected to provide future benefit to the Company.

Total Shareholder Return is measured by comparing the average closing price per share of the Company’s ordinary shares for the specified trading days in the fourth quarter of the final year of the performance period to the average closing price per share of the Company’s ordinary shares for the specified trading days in the fourth quarter of the year prior to the beginning of the performance period, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

Appendix A contains a reconciliation of these numbers to U.S. GAAP financial measures.

Executive Compensation Philosophy and Strategy

General Philosophy in Establishing and Making Pay Decisions. Our executive compensation programs reflect our pay-for-performance philosophy and encourage executives to make sound decisions that drive short- and long-term shareholder value creation. The Compensation Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:

•	Emphasize a pay-for-performance culture by linking incentive compensation to defined short- and long-term performance goals;
•	Attract, retain and motivate key executives by providing competitive total compensation opportunities; and
•	Align executive and investor interests by establishing market- and investor-relevant metrics that drive shareholder value creation.

Given the transformation of our Company, we seek talent across a broad range of industries, including technology. Our goal for target total direct compensation (base salary, annual and long-term incentives) for our officers, including the NEOs, is to provide market competitive compensation that allows us to attract and retain the best global talent. Compensation for individual roles is based on a review of market data and multiple factors, including each executive’s role and responsibilities, the individual’s performance over time, the experience and critical skills the individual may bring to his or her role with Aptiv, and talent market dynamics.

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Compensation Discussion and Analysis (continued)

2021 Peer Group Analysis. We use a group of peer companies to compare NEO compensation to market. The Compensation Committee reviews and determines the composition of our peer group on an annual basis, considering input from its independent compensation consultant and management.

Aptiv’s 2021 peer group consisted of the following companies, whose aggregate profile was comparable to Aptiv in terms of size, industry, operating characteristics and competition for executive talent.

Amphenol Corporation	Illinois Tool Works, Inc.
Corning Incorporated	Johnson Controls International plc
Cummins Inc.	Lear Corporation
Eaton Corporation plc	Rockwell Automation, Inc.
Emerson Electric Co.	TE Connectivity Ltd.
Fortive Corporation	Textron Inc.
Honeywell International Inc.	Trane Technologies PLC

No changes were made from the 2020 peer group referenced for purposes of compensation decisions. In 2021, target total direct compensation among our NEOs, on average, was positioned within a competitive range of the peer group.

2021 Say-on-Pay. At our 2021 Annual Meeting, we received support from approximately 57% of votes cast as to our named executive officers’ compensation, reflecting a sharp decline from our prior 5-year average of 97% support. Management and the Compensation Committee closely reviewed our shareholders’ 2021 Say-on-Pay vote and take this feedback seriously. In addition, Aptiv understands from discussions with investors that while they generally support the Company’s executive compensation program and pay-for-performance philosophy, some investors did not agree with the compensation actions taken in 2020 in response to the COVID-19 pandemic, including the adjustments made to restore our 2019 and 2020 compensation programs’ intended effectiveness, as those investors in principle disagreed with changes to in-flight long-term compensation plans.

Before the 2020 actions were taken, in anticipation of potential investor concerns, we endeavored to meet with our top 25 shareholders. We were seeking their perspective on the wide range of potential compensation actions that companies in general were taking, as well as potential actions Aptiv could take in light of the dramatic impact COVID-19 was having on our established goals for all three in-flight LTI plans. 5 of our top 25 investors, including 4 of our top 10 investors, met with us during the 4th quarter of 2020 and provided us with their perspective. In addition, we discussed with them our objective of aligning with their interests, including a continued focus on TSR performance. Based on the views that they shared, particularly the guidance that the Compensation Committee should exercise its judgment in the best interest of the Company and shareholders, the Compensation Committee decided to make certain adjustments. In order to ensure that our long-term incentive plans continued to deliver strong alignment with shareholders, these adjustments were narrowly tailored to the goal of restoring the intended effectiveness of our long-term incentive plans by imposing certain limitations. Those limitations included:

(1)	reducing maximum payouts for outstanding performance awards;
(2)	capping payouts at 100% of target if relative TSR is below median; and
(3)	not granting new incremental equity awards.

When making decisions or adopting policies regarding executive compensation, including regarding the adjustments made in 2020, the Compensation Committee adheres to its long-standing overall pay-for-performance philosophy, compensation objectives and governing principles.

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Compensation Discussion and Analysis (continued)

2021 Shareholder Engagement. Aptiv is committed to regular, proactive engagement, communication, and transparency with shareholders, which enables the Company to better understand shareholders’ perspectives about Aptiv and the market generally. As part of that commitment, in April and November of 2021, we extended the opportunity to our top 25 shareholders to meet with us. We conducted 21 total meetings with 13 of our top 25 shareholders, including all of our top 10, representing approximately 40.8% of Aptiv’s outstanding shares. The principle focus of these engagements covered topics related to executive compensation, as well as ESG matters. Rajiv L. Gupta, the Chairman of the Board and former Chairman of the Compensation Committee, as well as members of management, including our Senior Vice President, Chief Legal Officer, and members of our Investor Relations team, participated in each of these sessions.

In April 2021, these discussions were firmly focused on executive compensation and the changes we made to executive compensation in response to the COVID-19 pandemic. While some shareholders had concerns about our treatment of in-flight awards, these shareholders were generally satisfied with our rationale for these decisions and the limitations imposed on payouts of awards that were the subject of adjustments, as disclosed in our 2021 Proxy Statement, and we received support from nine of our top ten shareholders. As specifically noted by our Chairman in these meetings, the Compensation Committee acknowledges that actions taken in 2020 to restore the intended effectiveness of our long-term incentive plans were necessary given the extraordinary circumstances, and that it would consider taking future actions only in the context of similarly extraordinary circumstances and taking into account the perspectives of our stakeholders.

In our November 2021 outreach, we received meaningful feedback on various topics of interest to shareholders, including support for our executive team and executive compensation programs. Notably, while investors were receptive to discussing our executive compensation, they were primarily focused on other topics, including ESG matters, such as Aptiv’s path to carbon neutrality, supply chain management, talent retention, and diversity and inclusion.

The Board and management have appreciated the valuable input received from shareholders on all topics, which has given us a better understanding of our shareholders’ priorities.    We have and will continue to incorporate shareholder feedback into our practices. For example, we have clarified certain disclosures relating to our ESG programs, among other matters, as a result of our engagement process this year.

In addition, as always, members of management have had regular and extensive interaction with our investors throughout the year to discuss our businesses, technologies, end markets, financial results, operational execution and our sustainability efforts at numerous conferences and roadshows, in addition to Company-hosted events and quarterly conference calls; in particular, in 2021, the Company hosted over 370 investor calls, 28 investor conferences and 14 marketing/non-deal roadshow events. We have also shared financial and ESG information relevant to our shareholders through our Sustainability Report, our Investor Relations website, our Annual Report and this Proxy Statement.

2021 SHAREHOLDER OUTREACH TOP 25 INVESTORS CONTACTED 55.9% OF SHARES CONTACTED FOR ENGAGEMENT 13 OF TOP 25 INVESTORS ENGAGED 40.8% OF SHARES ENGAGED WITH OVERALL MEETINGS ATTENDED BY CHAIRMAN 100%

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Compensation Discussion and Analysis (continued)

2021 Compensation Program Overview

We regularly undertake a comprehensive review of our business plan to identify strategic initiatives that should be linked to executive compensation. We also assess and review the level of risk in our Company-wide compensation programs to ensure that they do not encourage imprudent risk-taking.

The following table outlines the primary elements of executive compensation for the NEOs for 2021 and indicates how these elements relate to our key strategic objectives:

Element	Key Features	Relationship to Strategic Objectives
Total Direct Compensation
Annual Base Salary

•   Commensurate with job responsibilities, experience, and qualitative and quantitative company or individual performance factors

•   Reviewed on a periodic basis for market competitiveness and individual performance

• Attract and retain key executives by providing market-competitive fixed compensation
Annual Incentive Plan Awards

•   Compensation Committee approves a target incentive pool for each performance period based on selected financial and/or operational metrics

•   Each executive is granted a target award opportunity based on level of responsibility and market competitiveness

•   Payouts can range from 0% to 200% of target and are determined by achievement of financial goals based on pre-established objectives (at both the Corporate and, where applicable, Segment level), then may be adjusted to reflect individual performance achievement

•   Strategic Results Modifier (“SRM”) provides for an adjustment to individual payout levels based on an assessment of performance against strategic qualitative factors reviewed and approved by the Compensation Committee at the beginning of each year

•   Pay-for-performance

•   Align executive and shareholder interests

•   Motivate the pursuit of specific business goals that drive long-term value creation

•   SRM reflects Aptiv’s sustainability commitments related to people, product, planet and platform

•   Attract, retain and motivate key executives with market-competitive compensation opportunities

Long-Term Incentive Plan Awards

•   Target award granted commensurate with job responsibilities, market competitiveness, experience, and qualitative and quantitative Company and individual performance factors

•   Grant RSU awards, 60% of which are earned based on Company performance metrics, including relative TSR, and 40% of which are time-based, which means that the value is determined by Aptiv’s share price

•   Pay-for-performance

•   Aligns executive and shareholder interests

•   Attract, retain and motivate key executives with market-competitive compensation opportunities

•   Utilizes multi-year vesting period and metrics aligned to long-term shareholder value creation including stock price performance

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Compensation Discussion and Analysis (continued)

Element	Key Features	Relationship to Strategic Objectives
Other Compensation
Retirement Programs

•   Qualified defined contribution plan available to all U.S. salaried employees, including NEOs

•   Non-qualified defined contribution plan available to eligible U.S. employees, including NEOs, who exceed statutory limits under our qualified defined contribution plan

• Attract and retain key executives with market-competitive compensation opportunities

Additional, non-primary elements of executive compensation, such as payments related to life insurance, tax preparation, expatriate assignments or relocation, may be provided to NEOs from time to time. Any of these elements that were provided to NEOs in 2021 are reflected in the “All Other Compensation” column of the “2021 Summary Compensation Table”.

2021 Target Annual Total Direct Compensation Mix. Base salary and annual and long-term incentive award opportunities (all as more fully described below) are the elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based pay, in line with the Company’s compen-

sation philosophy. Our annual incentive awards and the performance-based component of our long-term incentive awards are considered performance-based pay, as the payout of these awards is dependent on the achievement of specified performance goals. The time-based portion of our RSU awards is retentive while also aligning with Company performance, as the final value realized is based on the Company’s share price.

The significant proportion of performance-based pay aligns the compensation interests of our NEO’s with those of Aptiv’s shareholders. The mix of compensation for our CEO and other NEOs on average in 2021 is shown below:

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Compensation Discussion and Analysis (continued)

2021 Target Compensation Structure. The following table depicts 2021 target annual total direct compensation opportunities for the NEOs. This table does not include information regarding changes in non-qualified deferred compensation earnings, information regarding all other compensation or certain additional footnote disclosure, each as required to be presented in the “2021 Summary Compensation Table” under the rules of the SEC. As such, this table should not be viewed as a substitute for the “2021 Summary Compensation Table.”

Name	Base Salary ($)(1)	Annual Incentive Target Award ($)	Long-Term Incentive Plan Target Annual Award ($)	Total ($)
Kevin P. Clark	$1,462,272	$2,193,408	$11,500,000	$15,155,680
President and Chief Executive Officer
Joseph R. Massaro	1,000,000	1,000,000	4,250,000	6,250,000
Chief Financial Officer and Senior Vice President, Business Operations
William T. Presley	650,000	552,500	1,700,000	2,902,500
Senior Vice President and President, Signal & Power Solutions
Katherine H. Ramundo	650,000	552,500	1,600,000	2,802,500
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Mariya K. Trickett	564,000	479,400	1,575,000	2,618,400
Senior Vice President and Chief Human Resources Officer

(1)	Reflects base salary rates as of April 1, 2021.

2021 Annual Compensation Determination

Individual base salaries and annual incentive targets for the NEOs are established based on the scope of each NEO’s responsibilities, individual performance, experience and market pay data. At the beginning of each year, we also define key strategic objectives each NEO is expected to achieve during that year, which are then considered by the Compensation Committee when making final compensation determinations.

2021 Base Salaries. Base salary is intended to be commensurate with each NEO’s responsibilities, individual performance and experience. Our practice is to make periodic adjustments to base salary, although we review compensation competitiveness annually. During 2021, the Compensation Committee approved base salary increases for three of our NEOs, ranging from 2.5% to 7%. Generally, these adjustments were intended to increase the competitiveness of salary. For Mr. Massaro, the increase reflected the expansion of his role in September 2020 to include global manufacturing and supply chain operations. For Mr. Presley, the increase reflected his promotion to Senior Vice President and President, Signal & Power Solutions.

The following table summarizes the adjustments:

Name(1)	Base Salary Adjustment Effective Date	Adjusted Base Salary ($)	Increase (%)

Joseph R. Massaro	April 1, 2021	$1,000,000	7.0%

William T. Presley	April 1, 2021	650,000	4.0

Mariya K. Trickett	April 1, 2021	564,000	2.5

(1)	Mr. Clark did not receive a base salary adjustment in 2021. Ms. Ramundo joined Aptiv on March 15, 2021. She was not eligible for a base salary adjustment in 2021.

2021 Annual Incentive Plan Awards. Our Annual Incentive Plan is designed to motivate our NEOs to drive earnings, cash flow and profitable growth by measuring the NEOs’ performance against our goals at the Corporate and relevant Segment levels.

The Compensation Committee establishes the individual annual incentive target for each NEO at a market competitive level, but such target can be adjusted based on the NEO’s position, individual performance, and the size and scope of his or her responsibilities. As designed, final payouts based on the financial metrics described below can range from 0% to 200% of each NEO’s annual incentive target.

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Compensation Discussion and Analysis (continued)

The Compensation Committee, working with management and its independent compensation consultant, sets the performance metrics and objectives for the preliminary annual incentive plan payout levels based on Aptiv’s annual business objectives. For 2021, each NEO’s award payout was designed to be determined as follows:

•	Corporate performance metrics were weighted 100% for Messrs. Clark and Massaro and Mmes. Ramundo and Trickett. For Mr. Presley, who is a Segment President, Corporate and Segment performance metrics were weighted 50% each;
•	Individual performance was considered for adjustments to the final annual incentive payouts, based on personal achievements and contributions to overall success; and
•	Individual performance was also considered with respect to the Strategic Results Modifiers, as further discussed below.

For 2021, both Corporate and Segment performance objectives were based on the following metrics which aligned with our business strategy:

•	Net Income (“NI” — Corporate) and Operating Income (“OI” — Segment), which we believe are appropriate measurements of our underlying earnings and a representative indication of our overall financial performance;
•	Cash Flow Before Financing (“CFBF” — Corporate) and Simplified Operating Cash Flow (“SOCF” — Segment), which are metrics for measuring cash generation; and
•	Growth over Market (“GOM”), which measures the Company’s sales growth relative to the markets in which it operates.

The Compensation Committee selected the following weightings in 2021 for both Corporate and Segment performance metrics:

	Clark, Massaro, Ramundo and Trickett	Presley
Weighting (%) Performance Metrics	100% Corporate	50% Segment	50% Corporate

NI (Corporate) or OI (Segment)(1)	50%	50%	50%

CFBF (Corporate) and SOCF (Segment)(2)	40	40	40

GOM	10	10	10

(1)	Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
(2)

CFBF is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, net of cash acquired. SOCF is defined, on a Segment basis, as earnings before interest, tax, depreciation and amortization (“EBITDA”), plus or minus changes in accounts receivable, inventory and accounts payable, less capital expenditures net of proceeds from asset dispositions, plus restructuring expense, less cash expenditures for restructuring.

The NI / OI and CFBF / SOCF goals and the award payout levels related to the achievement of those goals are measured on a performance scale set by the Compensation Committee. Performance below the minimum threshold for a metric would result in no payout for that metric, and performance above the maximum level for a metric would be capped at a maximum total payout of 200% of the target with respect to that metric. For the NI / OI and CFBF / SOCF metrics the threshold, target and maximum payout levels were established at 40%, 100% and 200%, respectively. GOM was designed to be treated differently than the NI / OI and CFBF / SOCF metrics. If the GOM targets are achieved, the target payout for that metric is paid. If the GOM targets are not achieved, no amount is paid for the GOM portion of the award.

The 2021 performance goals by metric were:

Category	NI / OI ($ in millions)	CFBF / SOCF ($ in millions)	GOM

Corporate Metrics:	$1,014	$1,150	6%

Segment Metrics:

Signal & Power Solutions (Presley)	1,390	1,457	3

Our Annual Incentive Plan target goals, approved by the Compensation Committee, are established to reflect our focus on growth over prior year actual outcomes, and above market growth in the performance period. With respect to the performance levels required for target payment, 2021 overall performance at the Corporate level produced a payout of 34%. Performance at the Signal & Power Solutions Segment resulted in a payout at 40%.

Strategic Results Modifier. Following the determination of payout levels for the Corporate and Segment metrics, the Compensation Committee, in conjunction with the CEO, assessed the other NEOs’ performance with respect to the Strategic Results Modifiers (“SRM”) and individual qualitative performance. The CEO is not eligible for an SRM payout.

As part of our focus on strategic priorities, the SRM is approved by the Compensation Committee at the beginning of each year as part of the Annual Incentive Plan design. The SRM can range, in the aggregate, from plus or minus 10% of the total Annual Incentive Plan target opportunity. The SRM allows the Compensation Committee to consider progress on or achievement of strategic priorities in addition to the financial metrics under the Annual Incentive Plan. The SRM is determined based on a qualitative performance assessment and recommendation by the CEO as to each other NEO’s achievement of SRM objectives, with final approval by the Compensation Committee. For 2021, the focus areas of the SRM were Aptiv’s sustainability commitments related to people, product, planet and platform.

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Compensation Discussion and Analysis (continued)

For 2021, the SRM goals were related to Aptiv’s longer-term sustainability commitments. We set meaningful and challenging annual goals aligning with our sustainability commitments. While significant progress was made relative to these commitments and achievement was on target, the CEO recommended to the Compensation Committee that no positive or negative adjustments be made for SRM.

In determining the final individual payouts, the Compensation Committee, in consultation with the CEO (except related to his own performance and payout), evaluated each eligible NEO’s qualitative performance in relation to the specific Segment and overall Corporate performance, as applicable. Each NEO was also evaluated based on his or her individual achievements. The material qualitative performance achievements considered by the Compensation Committee included: for Mr. Clark, his leadership and performance positioning the Company for significant growth aligned to the industry’s accelerating shift to electrification and software defined transformation and commitment to ensuring a thriving culture with unrelenting focus on the safety and development of our global workforce; for Mr. Massaro, his leadership and performance in 2021, including leveraging our investment grade credit metrics to further enhance our capital structure and increase our financial flexibility and focus on mitigating the impact of supply chain disruptions; for Mr. Presley, his leadership and performance ensuring that our Signal & Power Solutions business unit was positioned to meet the needs of all of our customers; for Ms. Ramundo, her leadership and performance in legal and compliance initiatives; and for Ms. Trickett, her leadership and performance on critical human capital initiatives, including stewardship of our culture and focus on retaining, attracting and developing talent to meet the transformational opportunities we have. The Compensation Committee did not exercise discretion or make any adjustments based on achievement of the qualitative performance described above, and the financial performance under the Annual Incentive Plan determined final payouts. Final award payout percentages ranged from 34% to 40% of target for our NEOs.

As a result of the analysis described above, the Compensation Committee approved the following 2021 annual incentive award payments for the NEOs:

Name	Annual Incentive Target Award ($)	Annual Incentive Plan Actual Payment for 2021 ($)(1)	Percent of Target Incentive (%)

Kevin P. Clark	$2,193,408	$745,759	34%

Joseph R. Massaro	1,000,000	340,000	34

William T. Presley	552,500	221,000	40

Katherine H. Ramundo	552,500	187,850	34

Mariya K. Trickett	479,400	162,996	34
(1)	These incentive payments are reported in the “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table”.

2021 Long-Term Compensation

Performance Metrics. Aptiv’s Long-Term Incentive Plan is designed to reward performance on long-term strategic metrics and to attract, retain and motivate participants. Aptiv’s incentive plans are market-driven and performance-based, with 60% of the NEOs’ award consisting of performance-based RSUs, which deliver value if financial and relative TSR goals are met. The targets are aligned with Aptiv’s pay-for-performance culture, which helps align executive and investor interests. The remaining 40% are time-based RSUs and fluctuate with Aptiv’s share price.

The performance-based RSUs are settled after the results of a three-year performance period are determined. The time-based RSUs generally vest ratably over three years, beginning on the first anniversary of the grant date. The 2021 performance-based RSU grant vests at the end of 2023 and will be settled in early 2024 after the outcomes of the performance period are determined and approved. Under the design of the performance-based RSU awards, each NEO could receive from 0% to 200% of his or her target performance-based RSU award, as determined by Aptiv’s performance against certain Company-wide performance metrics. The metrics and weights used in the 2021 awards are:

Metric	Weighting (%)
Average Return on Net Assets (RONA)(1)	33.3%
Cumulative Net Income (NI)(2)	33.3
Relative Total Shareholder Return (TSR)(3)	33.3

(1)

Average RONA is tax-affected operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for incentive plan calculation purposes.

(2)	Cumulative Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
(3)

Relative TSR is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in December 2023 to the average closing price per share of the Company’s ordinary shares for all available trading days in December 2020, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

The Long-Term Incentive Plan allows for dividend equivalents to accrue on unvested RSUs; however, the dividend equivalents vest and pay out only if and to the extent that the underlying RSUs vest and pay out. As part of the Company’s response to COVID-19, dividends were suspended in March 2020; therefore, no dividend equivalents accrued after that date.

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Compensation Discussion and Analysis (continued)

2021 Grants. The Compensation Committee established the following 2021 target long-term incentive award values for our NEOs (consisting of time-based RSUs and performance-based RSUs, as described above). These awards take into account scope of responsibilities, individual performance, retention considerations and market compensation data:

Name	Long-Term Incentive Plan Target Annual Award ($)

Kevin P. Clark	$11,500,000

Joseph R. Massaro	4,250,000

William T. Presley	1,700,000(1)

Katherine H. Ramundo	1,600,000

Mariya K. Trickett	1,575,000
(1)	Does not include a one-time award of $900,000 made in connection with Mr. Presley’s promotion to President, Signal & Power Solutions.

2019-2021 Performance-Based RSUs. The Compensation Committee carefully assessed the performance awards granted in February 2019 for which vesting was based on achievement of 3-year cumulative financial results through December 31, 2021. As was disclosed last year, due to the emergence of the COVID-19 pandemic and resultant impacts on the Company’s industry and operations, the Compensation Committee made adjustments in 2020 to the 2019 financial performance awards to better reflect the unprecedented chal-

lenges of COVID-19. The relative TSR metric goals were unchanged from the original grant. No adjustments were made in 2021.

In 2020, the Committee also made the following changes to the 2019 performance-based RSU awards:

•	Reducing maximum payout opportunity — Lowering the maximum upside for these awards to 150% from 200%;
•	Requiring Relative TSR to be “at or above market for above target payout” — Capping the 2019 LTI payout at target unless Aptiv’s relative TSR is at or above the 50th percentile of the TSR peer group; and
•	Adjusting goals on the financial metrics only — The financial targets were adjusted in consideration of the global impact of COVID-19 on the overall market, our industry, and Aptiv.

In February 2022, we paid out the performance-based RSUs for the performance period. The following tables set forth: (1) the threshold, target and maximum levels, as well as the performance level achieved during the performance period; and (2) for each NEO, the target total number of performance-based RSUs and actual number of performance-based RSUs earned. Based on the achievement of the performance goals during the period, the earned award was 94% of the target opportunity.

Metric	Weighting (%)	Threshold	Target	Maximum	Achievement

Average Return on Net Assets (RONA)(1)(2)	50%	20.6%	23.0%	25.4%	21.1%

Cumulative NI(2)	25	$2,570	$2,873	$3,175	$2,598

Relative Total Shareholder Return (TSR)	25	30th%ile	50th%ile	90th%ile	100th%ile

(1)

Average RONA is tax-affected adjusted operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for incentive plan calculation purposes.

(2)	Actual achievement reflects adjustments permitted for incentive plan calculation purposes.

As a result, the Compensation Committee approved the following 2019-2021 performance-based RSU award payouts.

	Performance-based RSUs
Name(1)	Target Units Granted (#)(2)	Actual Units Earned (#)(2)(3)

Kevin P. Clark	97,579	91,724

Joseph R. Massaro	27,880	26,207

William T. Presley	5,576	5,241

Mariya K. Trickett	11,431	10,745

(1)	Ms. Ramundo joined Aptiv in 2021 and therefore was not a recipient of any long-term incentive awards in 2019.
(2)	Includes accrued dividend equivalents. Dividends were suspended in March 2020 and no further dividend equivalents were accrued thereafter.
(3)

Absent adjustments made in 2020 to restore our compensation programs’ intended effectiveness, the number of awards that would have been paid would have been 48,790 for Mr. Clark; 13,940 for Mr. Massaro; 2,788 for Mr. Presley; and 5,716 for Ms. Trickett. Note that TSR would have been the only metric providing payout.

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Compensation Discussion and Analysis (continued)

Other Compensation

Additional compensation and benefit programs available to our NEOs are described below. Only those benefits and policies offered to the other salaried employee populations are available to our NEOs.

Aptiv Salaried 401(k) Plan, formerly the Salaried Retirement Savings Program (“SRSP”). Along with other eligible U.S. Aptiv salaried employees and executives, our eligible NEOs participate in our broad-based and tax-qualified defined contribution plan, the Aptiv Salaried 401(k) Plan, which is a qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). All contributions are subject to any contribution limits imposed by the Code.

Aptiv Deferred Compensation Plan (“DCP”), formerly the Salaried Retirement Equalization Savings Program (“SRESP”). Under the DCP, eligible U.S. employees receive Aptiv contributions in excess of the limits imposed upon the Aptiv Salaried 401(k) Plan by the Code. No guaranteed or above-market rates are earned; the investment options available are a subset of those available to all employees under the DCP. Additional details regarding benefits and payouts under this plan are provided in the “Non-Qualified Deferred Compensation” section.

Severance Plans. In 2017, we adopted the Aptiv PLC Executive Severance Plan (the “Severance Plan”) and the Aptiv PLC Executive Change in Control Severance Plan (the “Change in Control Plan”). The plans were adopted to provide severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in each plan, including certain of the NEOs.

For the eligible NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive generally severance payments equal in the aggregate to a multiple of annual base salary (1.5X for officers with at least two years of service, and 1X for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides a COBRA subsidy for a period of up to 18 months following a qualifying separation.

The Change in Control Plan generally provides for severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a Change in Control (as defined in the Change in Control Plan). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would generally be entitled to receive a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, and (2) in the case of the CEO, three times the higher of the CEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control (or in the case of an NEO other than the CEO, two times the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control). In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO.

Benefits under the Severance Plan and the Change in Control Plan are generally subject to execution by the NEO of a general waiver and release of claims in favor of Aptiv.

Other Benefits. We provide additional benefits, such as relocation and expatriate benefits to our NEOs, when applicable, and in general, these benefits are the same as those provided to similarly situated non-officer employees. The primary expatriate benefits include housing allowance, transportation allowance and tax equalization in home and host country. Additional details are covered in the “2021 Summary Compensation Table”.

Compensation Governance Practices

Stock Ownership Guidelines. To support better alignment of our executives’ interests with those of our shareholders, Aptiv’s Board believes that our officers should maintain an appropriate level of equity interest in Aptiv. To that end, our Board has adopted the following stock ownership guidelines:

Role	Guideline
CEO	6x base salary
Most senior elected officers (generally, our other Section 16 officers, including all of our NEOs)	3x base salary
Elected Corporate staff officers	1x base salary

Our officers, including the NEOs, are expected to fulfill the ownership requirement within five years from the time they are appointed to their position. Until such time as the required holding is met, officers may not sell stock, subject to limited exceptions. Once the ownership requirement has been met, an officer may sell stock, provided, however, that the minimum

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Compensation Discussion and Analysis (continued)

ownership requirement must continue to be met. The Compensation Committee reviews the ownership level for covered executives each year. As of the 2021 measurement of ownership, all of our NEOs were at or above the applicable ownership requirement or on track to meet the applicable ownership requirement within five years of their start date.

Clawback. As a matter of policy, if our financial statements are materially misstated or in material noncompliance with any financial reporting requirement under securities laws, then the Compensation Committee will review the circumstances and determine if any participants should forfeit certain future awards or repay prior payouts. If the misstatement is due to fraud, then the participants responsible for the fraud will forfeit their rights to future awards and must repay any amounts they received from prior awards due to the fraudulent behavior. The Compensation Committee expects to update our clawback policy, as appropriate, to comply with the requirements for clawbacks under the final provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by the Securities and Exchange Commission and the New York Stock Exchange.

Restrictive Covenants. All executives, including the NEOs, are required to sign confidentiality and non-interference agreements in order to participate in the Long-Term Incentive Plan. The non-interference agreements include non-compete and non-solicitation covenants, which generally prohibit executives from:

•	Working for a competitor or otherwise directly or indirectly engaging in competition with us for 12 months after leaving Aptiv;
•	Soliciting or hiring employees for 24 months after leaving Aptiv; and
•	Soliciting customers for 24 months after leaving Aptiv.

If the terms of the confidentiality and non-interference agreements are violated, Aptiv has the right to cancel or rescind any final Long-Term Incentive Plan award, consistent with applicable law.

No Excise Tax Gross-Ups. We do not provide any excise tax gross-ups specific to our officer population. Certain expatriate policy and relocation provisions, applicable to all salaried employees, allow for tax gross-ups as reimbursement for additional taxes or expenses incurred due to expatriate status or relocation expenses.

No Hedging/No Pledging. The Company’s Insider Trading Policy prohibits its directors and employees from entering into transactions that “hedge” the value of Aptiv stock and from pledging Aptiv securities as collateral for a loan. The Company interprets this prohibition on hedging to extend to engaging in short-term or speculative transactions and from engaging in short sales or the use of prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, the Company’s Insider Trading Policy prohibits its directors and employees from trading in options (such as put and call options) on Aptiv stock and purchasing Aptiv securities on margin or holding Aptiv securities in a margin account. Further, directors and employees are encouraged to avoid frequent trading or speculating in Aptiv stock. The Company’s Insider Trading Policy is available on aptiv.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Governance.”

Independent Compensation Consultant. The Compensation Committee has retained Semler Brossy as its independent compensation consultant. The scope of the work done by Semler Brossy during 2021 for the Compensation Committee included the following:

•	Providing analyses and recommendations that inform the Compensation Committee’s decisions;
•	Preparing and evaluating market pay data and competitive position analysis;
•	Assisting in the design and development of Aptiv’s executive compensation programs;
•	Providing updates on market compensation trends and the regulatory environment as they relate to executive compensation;
•	Reviewing various management proposals presented to the Compensation Committee related to executive compensation; and
•	Working with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with shareholders.

The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee. Semler Brossy does not perform other services for the Company, and Semler Brossy will not do so without the prior consent of the Chair of the Compensation Committee. Semler Brossy meets with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, Semler Brossy participates in all of the Compensation Committee’s meetings and, when requested by the Compensation Committee Chair, in the preparatory meetings and the executive sessions.

Compensation Risk Assessment. The Aptiv Human Resources team conducted a risk assessment of our compensation programs in January 2021 and concluded that our

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Compensation Discussion and Analysis (continued)

compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. The compensation risk assessment included a review of our pay and incentive plan structures, pay practices and policies, and governance process, including the Compensation Committee’s oversight of such programs (supported by an independent consultant).

The Compensation Committee and Semler Brossy reviewed the 2021 assessment and discussed the report with management. The Compensation Committee agreed that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. In doing so, the Compensation Committee also reaffirmed the following key risk mitigating factors with respect to our NEOs:

•	Mix of fixed versus variable, cash versus equity-based and short- versus long-term compensation with an emphasis on equity-based pay;
•	Incentive award opportunities, with performance-based awards capped at approximately two times the target amount, that span both annual and overlapping, multi-year time periods and incorporate a broad range of financial metrics and TSR;
•	Existence of a clawback policy; and
•	Stock ownership guidelines, with retention requirements until the guideline is achieved, and the prohibition on hedging and pledging of Company stock.

COMPENSATION COMMITTEE REPORT

We, the undersigned members of the Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

Joseph L. Hooley, Chairman

Rajiv L. Gupta

Merit E. Janow

Paul M. Meister

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2021 SUMMARY COMPENSATION TABLE

The table below sets forth specified information regarding the compensation of the individuals who served for 2021 as President and Chief Executive Officer (Kevin P. Clark) and Chief Financial Officer and Senior Vice President, Business Operations (Joseph R. Massaro), and the next three most highly compensated executive officers who were serving as of December 31, 2021 (William T. Presley, Katherine H. Ramundo and Mariya K. Trickett).

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)(5)	All Other Compensation ($)(6)	Total ($)
Kevin P. Clark	2021	$1,462,272	$—	$12,295,011	$745,759	$241,738	$14,744,780
President and Chief	2020	1,141,924	—	28,502,508	1,425,715	197,182	31,267,329
Executive Officer	2019	1,421,000	—	11,504,627	1,970,640	268,266	15,164,533
Joseph R. Massaro	2021	983,750	—	4,543,905	340,000	114,631	5,982,286
Chief Financial Officer and	2020	857,917	—	9,107,543	607,750	100,080	10,673,290
Senior Vice President,	2019	865,625	—	3,287,098	917,780	116,654	5,187,157
Business Operations
William T. Presley	2021	643,750	—	2,779,753	221,000	79,556	3,724,059
Senior Vice President and
President, Signal and Power
Solutions
Katherine H. Ramundo	2021	517,045	600,000	6,077,331	187,850	38,389	7,420,615
Senior Vice President,
Chief Legal Officer, Chief
Compliance Officer and
Secretary
Mariya K. Trickett	2021	560,500	—	1,683,989	162,996	63,792	2,471,277
Senior Vice President and	2020	508,333	—	3,704,902	303,875	189,151	4,706,261
Chief Human Resources	2019	515,000	—	1,780,353	408,300	274,933	2,978,586
Officer

(1)	Mr. Massaro, Mr. Presley and Ms. Trickett received base salary increases in 2021. See “2021 Annual Compensation Determination, 2021 Base Salaries.”
(2)

Base salary and annual incentive awards are eligible for deferral under the Aptiv Deferred Compensation Plan (“DCP”), formerly the Salaried Retirement Equalization Savings Program (“SRESP”). All of the NEOs participated in the DCP in 2021. Total base salaries and annual incentive awards, including the deferred portions, are presented in this 2021 Summary Compensation Table. Contributions to the DCP are displayed in the “2021 Non-Qualified Deferred Compensation” section.

(3)	Represents a one-time cash bonus in connection with Ms. Ramundo’s hiring.
(4)

The award values reflected in the “Stock Awards” column are the grant date fair values of the NEOs’ respective long-term incentive awards determined in accordance with FASB ASC Topic 718. The 2021 grant date for accounting purposes for the annual award was set at February 28, 2021, as approved by the Board of Directors and the Compensation Committee. In addition, the Compensation Committee approved modifications to the 2019 and 2020 performance-based RSU grants on December 30, 2020. The incremental fair values associated with such modifications, as required under FASB ASC 718, are also included in the “Stock Awards” value for 2020. For assumptions used in determining the fair value of these awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The award values include the grant date fair value of 2021 performance-based RSUs based on target performance. Assuming maximum performance achievement under the terms of the original grant and based on grant date share price, for the NEOs’ performance-based RSUs granted in 2021, the values for such awards in the “Stock Awards” column would be $17,944,988 for Mr. Clark; $6,631,918 for Mr. Massaro; $4,057,068 for Mr. Presley; $6,899,969 for Ms. Ramundo; and $2,457,826 for Ms. Trickett.

(5)	The “Non-Equity Incentive Plan Compensation” column reflects payments made under our Annual Incentive Plan.
(6)	Amounts reported in the “All Other Compensation” column for 2021 reflect the following:

Name	Aptiv Contributions(a)	Life Insurance(b)	Other(c)	Total

Kevin P. Clark	$222,267	$5,264	$14,207	$241,738

Joseph R. Massaro	104,362	1,912	8,357	114,631

William T. Presley	78,305	1,251	—	79,556

Katherine H. Ramundo	36,796	1,053	540	38,389

Mariya K. Trickett	63,378	414	—	63,792

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2021 Summary Compensation Table (continued)

(a)

For NEOs, this column reflects Aptiv’s contributions to both the qualified Aptiv Salaried 401(k) Plan, formerly the Salaried Retirement Savings Program (“SRSP”) and the non-qualified DCP. For all participants in the Aptiv Salaried 401(k) Plan, Aptiv provides a contribution of 4% of base salary and annual incentive award payment. We also provide a matching contribution equal to 50% of the participant’s contributions to the program, up to a maximum of 7% of the participant’s base salary and annual incentive award. Additional details regarding the DCP are provided in the “2021 Non-Qualified Deferred Compensation” section.

(b)	This column reflects the dollar value of the insurance premiums paid for each NEO for premium payments made regarding his or her life insurance policy.
(c)	For Messrs. Clark and Massaro, these amounts represent tax preparation expenses in connection with working in Ireland. For Ms. Ramundo, this amount represents a commuter subsidy benefit.

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2021 GRANTS OF PLAN-BASED AWARDS

The table below sets forth the threshold, target and maximum award payout opportunities (or full award opportunity, as applicable) for plan-based awards that were granted to our NEOs in 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Clark			$877,363	2,193,408	$4,386,816
	2/28/2021								29,941	$4,486,359
	2/28/2021					17,964	44,910	89,820		7,808,651
Joseph R. Massaro			400,000	1,000,000	2,000,000

	2/28/2021								11,066	1,658,129
	2/28/2021					6,639	16,597	33,194		2,885,776
William T. Presley			221,000	552,500	1,105,000
	2/28/2021								4,426	663,192
	2/28/2021	(5)							2,344	351,225
	2/28/2021					2,656	6,639	13,278		1,154,345
	2/28/2021	(5)				1,406	3,514	7,028		610,991
Katherine H. Ramundo			221,000	552,500	1,105,000
	3/15/2021	(6)							4,275	653,348
	3/15/2021	(6)							28,051	4,287,034
	3/15/2021	(6)				2,564	6,411	12,822		1,136,948
Mariya K. Trickett			191,760	479,400	958,800
	2/28/2021								4,101	614,494
	2/28/2021					2,460	6,151	12,302		1,069,495

(1)

These columns show the threshold, target and maximum awards payable to our NEOs under the 2021 Annual Incentive Plan. The final award is determined by Corporate performance, as well as individual performance achievements and achievement against the SRM, as determined by the Compensation Committee.

(2)

These columns show the threshold, target and maximum number of RSUs possible under the performance-based RSUs granted in 2021 pursuant to our Long-Term Incentive Plan. The actual payouts will be based on three performance metrics (Average Return on Net Assets, Cumulative Net Income and relative TSR) during the performance period from January 1, 2021 through December 31, 2023.

(3)

This column shows the number of time-based RSUs granted to our NEOs in 2021 pursuant to our Long-Term Incentive Plan excluding dividend equivalents. These time-based RSUs generally vest ratably over three years on the first, second and third anniversary dates of the date of grant.

(4)

This column reflects the grant date fair value of each 2021 equity award determined in accordance with FASB ASC Topic 718. For the original grant date fair values of performance-based RSU awards granted in 2021, the amount reflects the target outcome of the performance conditions, excluding the effect of estimated forfeitures. Except for the performance-based RSUs based on relative TSR (33.3% of the annual performance-based RSUs), the grant date value for the 2021 equity awards was determined based on the grant date closing price of our stock on the New York Stock Exchange. If the grant is issued on a non-trading day, the grant date closing price was deemed to be the closing price of our stock on the last preceding date on which any reported sale occurred. The closing price of Aptiv shares on February 26, 2021, the last trading date prior to February 28, 2021, was $149.84. The grant date fair value for the relative TSR performance-based RSUs granted in 2021 was determined using a Monte Carlo simulation and was based on a price of $221.94 per share. For Ms. Ramundo, the closing price of Aptiv shares on March 15, 2021 was $152.83 and the grant date fair value for the relative TSR was based on a price of $226.37 per share.

(5)	Mr. Presley received an additional annual LTI award in 2021 in recognition of his promotion into the role of Senior Vice President and President, Signal & Power Solutions.
(6)	Ms. Ramundo received her annual LTI award and an additional RSU award as part of her new hire package on her start date of March 15, 2021.

Our NEOs are parties to offer letters with Aptiv that generally describe the compensation and benefits initially provided to them upon employment. For more information about these arrangements, refer to “Potential Payments Upon Termination or Change in Control”. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, refer to “2021 Compensation Program Overview — 2021 Target Annual Total Direct Compensation Mix”.

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2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The values displayed in the table below reflect each Aptiv NEO’s outstanding long-term incentive awards as of December 31, 2021. The market values are calculated using a share price of $164.95, the December 31, 2021 closing price of our stock. The performance-based RSUs granted in 2020 and 2021, labeled with performance periods 1/1/2020-12/31/2022 and 1/1/2021-12/31/2023, are presented at the maximum level of performance.

	Stock Awards
Name	Restricted Stock Unit Grant Date or Performance Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4),(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kevin P. Clark	2/28/2019	10,843	$1,788,553
	2/28/2020	21,247	3,504,693
	2/28/2021	29,941	4,938,768
	1/1/2020-12/31/2022			143,412	23,655,809
	1/1/2021-12/31/2023			89,820	14,815,809
Joseph R. Massaro	2/28/2019	3,099	511,180
	2/28/2020	7,147	1,178,898
	2/28/2021	11,066	1,825,337
	1/1/2020-12/31/2022			48,239	7,956,941
	1/1/2021-12/31/2023			33,194	5,475,350
William T. Presley	2/28/2019	1,860	306,807
	2/28/2019	3,285	541,861
	2/28/2020	4,250	701,038
	2/28/2021	4,426	730,069
	2/28/2021	2,344	386,643
	1/1/2020-12/31/2022			9,561	1,577,087
	1/1/2021-12/31/2023			13,278	2,190,206
	1/1/2021-12/31/2023			7,028	1,159,269
Katherine H. Ramundo	3/15/2021	4,275	705,161
	3/15/2021	28,051	4,627,012
	1/1/2021-12/31/2023			12,822	2,114,989
Mariya K. Trickett	2/28/2019	1,272	209,816
	2/28/2020	2,898	478,025
	2/28/2021	4,101	676,460
	1/1/2020-12/31/2022			19,557	3,225,927
	1/1/2021-12/31/2023			12,302	2,029,215

(1)

To better understand the information in this table we included the time-based RSU award grant dates and the performance periods of our performance-based RSU awards. All unit amounts include dividend equivalents.

(2)	This column shows the unvested time-based RSU awards as of December 31, 2021, which generally vest ratably on each of the first, second and third anniversaries of the grant date.
(3)	The amount shown represents the market value of awards using a per share price of $164.95, the closing price of our stock on December 31, 2021.
(4)

Performance-based RSUs presented at maximum performance levels. Pursuant to adjustments approved by the Compensation Committee for the 2020-2022 performance period, maximum performance is capped at 150% of target.

(5)

Of the awards reflected in this column, the 2020-2022 performance-based RSUs will be settled in early 2023 after the results for the three-year performance period are determined and the 2021-2023 performance-based RSUs will be settled in early 2024 after the results for the three-year performance period are determined.

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2021 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding vested stock awards during 2021 for our NEOs. The value realized on vesting is based on the market price of the underlying shares on the date of vest.

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Kevin P. Clark	122,367	$19,721,421
Joseph R. Massaro	35,173	5,666,310
William T. Presley	12,508	1,953,390
Mariya K. Trickett	21,893	3,442,804

(1)	Ms. Ramundo joined Aptiv on March 15, 2021 and did not have any awards that vested during the year.
(2)

The shares and values listed in these columns include time-based RSUs that vested on February 28, 2021 and performance-based RSUs that were earned as of December 31, 2021, and settled on February 28, 2022.

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2021 NON-QUALIFIED DEFERRED COMPENSATION

The Aptiv Deferred Compensation Plan (“DCP”), formerly the Salaried Retirement Equalization Savings Program (“SRESP”) is a non-qualified deferred compensation program available to a limited number of employees, including the NEOs. Under the DCP, participants receive Aptiv contributions in excess of the limits imposed upon the Aptiv Salaried 401(k) Plan by the Internal Revenue Code.

Plan Benefits

Employees who were eligible for DCP deferrals in 2021 were permitted to defer additional income above $290,000, which is the maximum income deferral level imposed upon the Aptiv Salaried 401(k) Plan by the Internal Revenue Code in 2021, into a DCP deferral account. They also received the following benefits:

•	All DCP-eligible employees receive an Aptiv contribution of 4% of their base salary and annual incentive award. This contribution occurs even if the individual does not elect to make deferrals into the DCP; and
•	Eligible employees who made deferral contributions under the DCP received an additional Aptiv matching contribution of 50% on the individual’s voluntary deferrals up to 7% of the base salary and annual incentive award over the qualified plan limit, which constitutes a maximum contribution by Aptiv of 3.5% of each eligible employee’s base salary.

Investment Options

Participants in the DCP may select investment options for their deferred amounts. The investment options consist of a small selection of index mutual funds and do not offer any guaranteed or above-market returns.

Deferral Election Process

The DCP deferral election process is conducted prior to the year in which eligible income is earned. For the 2021 plan, deferral elections were required to be made no later than December 2020. During this process, eligible employees were allowed to make deferral elections related to their 2021 base salary and any annual incentive award based on 2021 performance that would be scheduled to be paid in 2022 (but no later than March 15, 2022).

Distributions

Eligible employees must also elect a distribution date for their deferred amounts. A base salary deferral must remain deferred for a minimum of one year, and any annual incentive deferral must remain deferred for a minimum of two years.

Vesting

All employee deferrals and Aptiv contributions are immediately vested.

The values displayed in the table below include contributions to the NEOs’ DCP accounts by the NEOs and by Aptiv in 2021, as well as the aggregate balances of these accounts at the end of 2021.

2021 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Kevin P. Clark	$187,149	$200,517	$252,934	$1,331,488	$1,922,878
Joseph R. Massaro	61,105	82,612	101,613	148,691	606,296
William T. Presley	52,784	56,555	4,170	—	177,037
Katherine H. Ramundo	15,893	17,028	596	—	33,518
Mariya K. Trickett	40,206	43,078	7,600	105,853	130,555

(1)

All of our NEOs elected to defer a portion of their salary and annual incentive awards as permitted under the DCP. Each NEO’s total salary and annual incentive award, including these deferred amounts, is reported in the “2021 Summary Compensation Table”.

(2)

Company contributions to the NEOs’ DCP accounts, along with contributions to the qualified Aptiv Salaried 401(k) Plan, formerly the Salaried Retirement Savings Program (“SRSP”), are disclosed in the “All Other Compensation” column in the “2021 Summary Compensation Table”.

(3)	Aggregate earnings represent change (including losses) in market value less any fee paid by the NEO, but none of these amounts are disclosed in the “2021 Summary Compensation Table”.
(4)	The withdrawals of our NEOs were made in accordance with the deferral election process described in this section.

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Employment Arrangements

We have offer letters in place with all Aptiv NEOs. These offer letters describe our standard terms and conditions of employment and compensation and benefits provided to the individual. Mr. Clark’s offer letter also includes severance provisions, which provide for 18 months of base pay plus an amount equal to 1.5 times his annual incentive at target in the event he is terminated by the Company without cause.

Each executive who participates in the annual Long-Term Incentive Plan equity grant must sign a grant agreement, as well as a non-interference and confidentiality agreement, described above in the “Compensation Discussion and Analysis” section. The non-interference agreement includes both non-compete and non-solicitation covenants.

Annual Incentive Plan

In the event of a change in control, each executive’s annual incentive target award will be prorated for the time period between the plan start date and the effective change in control date. A payment will also be calculated for that time period based on actual performance and compared to the prorated target, with the executive receiving the larger of the two values. Payment of the award will be made by March 15 of the calendar year following the year in which a change in control occurs.

A change in control under the annual incentive plan occurs if any of the following events occur:

•	A change in ownership or control of Aptiv resulting in any person or group other than Aptiv or a Aptiv employee benefit plan acquiring securities of Aptiv possessing more than 50% of the total combined voting power of Aptiv’s equity securities outstanding after such acquisition;
•	The majority of the board as of the date of the initial public offering is replaced by persons whose election was not approved by a majority of the incumbent board; or
•	The sale of all or substantially all of the assets of Aptiv, in one or a series of related transactions, to any person or group other than Aptiv.

If involuntarily terminated without “Cause” as defined below, each executive, including the NEOs, will also be eligible for a prorated portion of his or her annual incentive award, based on actual performance for the full performance period. The period used to determine the prorated award will be the beginning of the performance period to the individual’s termination date.

Long-Term Incentive Plan

An equity award must be outstanding for one year in order to receive any benefit at termination. Awards outstanding for less than one year will be forfeited upon termination. Upon a voluntary resignation from Aptiv (other than for good reason), including retirement, any time-based RSUs that have not vested will be canceled. Upon a termination without cause, for good reason or due to death or disability, the time-based RSUs will be prorated over the period between the grant date and termination date. Any unvested pro-rata awards will be delivered at the next scheduled vesting date.

Upon a termination without cause, for good reason or due to retirement, death or disability, any outstanding performance-based RSUs will be prorated over the period between the grant date and termination date. The final performance payout will be determined based on actual performance at the end of the performance period and shares will be distributed at the time of the general distribution.

If an executive voluntarily departs (with the exception of the retirement and good reason provisions discussed above) or is terminated for cause, or in the event of any termination prior to the first anniversary of the grant date, all outstanding unvested equity awards will be canceled.

“Cause” is defined in the Long-Term Incentive Plan as:

•	Indictment for a felony or for any other crime that has or could be reasonably expected to have an adverse impact on performance of duties to Aptiv or on the business or reputation of Aptiv;
•	The NEO being the subject of any order regarding a fraudulent violation of securities laws;
•	Conduct in connection with employment or service that is not taken in good faith and has resulted or could reasonably be expected to result in material injury to the business or reputation of Aptiv;
•	Willful violation of Aptiv’s Code of Ethical Business Conduct or other material policies;
•	Willful neglect in the performance of duties for Aptiv, or willful or repeated failure or refusal to perform these duties; or
•	Material breach of any applicable employment agreement.

“Good Reason” is defined in the Long-Term Incentive Plan as:

•	A material diminution in base salary;

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

•	A material diminution in authority, duties or responsibilities from those in effect immediately prior to the change in control;
•	Relocation of the NEO’s principal place of employment more than 50 miles from the location immediately prior to the change in control; or
•	Any other action or inaction that is a material breach by Aptiv of the agreement under which the NEO provides services to us.

Upon a qualifying termination within two years after a change in control, or upon a change in control if a replacement award is not provided, outstanding unvested equity awards will vest as follows:

•	Time-based RSUs will vest in full; and
•	After a determination by the Compensation Committee of the Company’s performance at the time of the change in control, the number of performance-based RSUs that will vest will be equal to the greater of (a) the performance-based RSUs earned through the change in control date, or (b) 100% of the performance-based RSUs granted.

A replacement award is an award with respect to the stock of Aptiv or its successor that is at least equal in value to the outstanding award, is a publicly traded security and has no less favorable terms than the outstanding award. A qualifying termination after a change in control includes any termination by Aptiv without cause, or by the NEO for good reason, or due to death or disability.

Change in Control Plan

The Change in Control Plan generally provides for severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a Change in Control (as defined in the Change in Control Plan). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would be entitled to receive generally a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, and (2) in the case of the CEO, three times the higher of the CEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control (or in the case of an NEO other than the CEO, two times the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control). In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO.

Severance Plan

For the eligible NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive generally severance payments equal in the aggregate to a multiple of annual base salary (1.5X for officers with at least two years of service, and 1X for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides to eligible U.S. employees a COBRA subsidy for a period of up to 18 months following a qualifying separation.

51	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Potential Payments upon Termination or Change in Control Table

		Termination Scenario
Name	Component	Voluntary Resignation / Retirement (If Eligible)(5)(6)	Involuntary (Not For Cause) or For Good Reason	Involuntary (For Cause)	Change in Control and Termination	Death /Disability
Kevin P. Clark	Cash Severance(1)	$—	$5,483,520	$—	$10,967,040	$—
	Annual Incentive Plan(2)	—	745,759	—	2,193,408	745,759
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	2,950,791	—	10,232,013	2,950,791
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	26,300,288	26,300,288	—	39,274,265	26,300,288
	Benefits Continuation	—	25,785	—	63,379	—
	Total	26,300,288	35,506,143	—	62,730,105	29,996,838
Joseph R. Massaro	Cash Severance(1)	—	3,000,000	—	4,000,000	—
	Annual Incentive Plan(2)	—	340,000	—	1,000,000	340,000
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	917,287	—	3,515,414	917,287
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	4,598,971	8,031,416	—	12,641,273	8,031,416
	Benefits Continuation	—	14,780	—	24,602	—
	Total	4,598,971	12,303,483	—	21,181,289	9,288,703
William T. Presley	Cash Severance(1)	—	975,000	—	2,405,000	—
	Annual Incentive Plan(2)	—	221,000	—	552,500	221,000
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	999,267	—	2,666,252	999,267
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	919,926	1,600,345	—	3,646,055	1,600,345
	Benefits Continuation	—	25,785	—	42,252	—
	Total	919,926	3,821,397	—	9,312,059	2,820,612
Katherine H. Ramundo	Cash Severance(1)	—	650,000	—	2,405,000	—
	Annual Incentive Plan(2)	—	187,850	—	552,500	187,850
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	—	— —	5,332,174	—
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	—	—	—	1,057,494	—
	Benefits Continuation	—	—	—	—	—
	Total	—	837,850	—	9,347,168	187,850
Mariya K. Trickett	Cash Severance(1)	—	846,000	—	2,086,800	—
	Annual Incentive Plan(2)	—	162,996	—	479,400	162,996
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	573,201	—	1,364,301	573,201
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	1,885,708	3,277,392	—	5,050,934	3,277,392
	Benefits Continuation	—	7,602	—	12,656	—
	Total	1,885,708	4,867,191	—	8,994,091	4,013,589

(1)

In the case of an involuntary not for cause termination or a termination for good reason, Messrs. Clark and Massaro are eligible to receive severance payments equal to 18 months of base salary, plus 1.5 times the value of the annual incentive plan target award, payable in installments. Mr. Presley and Ms. Trickett are eligible for a severance payment equal to 1.5 times base salary, payable in installments. Ms. Ramundo is eligible for a severance payment equal to 1 times base salary, payable in installments. In the case of a qualifying Change in Control termination, Mr. Clark is eligible to receive a severance payment equal to 3 times base salary, plus 3 times the value of the annual incentive plan target award. In the case of a qualifying Change in Control termination, Messrs. Massaro and Presley and Mses. Ramundo and Trickett are eligible to receive a severance payment equal to 2 times base salary, plus 2 times the value of the annual incentive plan target award.

(2)

In all scenarios except a voluntary termination or an involuntary termination for cause, the NEO would receive a prorated annual incentive award. If the NEO voluntarily terminates employment, he or she must have worked on the date of payment in order to receive his or her annual incentive award; if not, the award is forfeited in its entirety. For each NEO, annual incentive award payments are subject to performance assessment and will be paid after the conclusion of the performance period.

(3)	The value shown is based on the market value of the award using a per-share price of $164.95, the closing price of our stock on December 31, 2021.
(4)

In the event of a qualifying termination within two years after a change in control the NEOs’ awards will vest as described under “Potential Payments Upon Termination or Change in Control — Long-Term Incentive Plan”. Also as described under “Potential Payments Upon Termination or Change in Control — Long-Term Incentive Plan”, if at the time of a change in control the NEOs do not receive replacement awards, their awards will vest upon the change in control regardless of whether their employment is terminated. The performance-based RSUs included represent a 100% payout of each award.

(5)	In the event of a voluntary termination on December 31, 2021, each NEO would receive the value of their 2019 performance-based RSUs.
(6)	As of December 31, 2021, Mr. Clark is the only NEO eligible to retire.

APTIV PLC	52

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

As required by Section 409A of the Internal Revenue Code, all NEOs who have elected to participate in the DCP must wait six months to receive a payment under the plan by reason of termination of employment. Payments for departure on December 31, 2021 would be made within 60 days after July 1, 2022. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

CEO Pay Ratio

We are required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Securities and Exchange Commission (“SEC”) rules to disclose the ratio of the annual total compensation of Mr. Clark, our President and Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees (the “Median Employee”). Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

The Median Employee was identified by using “total annual base pay” as reflected in our enterprise-wide human resources information system, as of October 31, 2021, for all of our employees (including fulltime, part-time, and temporary employees of Aptiv and its consolidated subsidiaries). The employees considered did not include any independent contractors or “leased” workers. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. The annual rate for our salaried employees reflects base salary paid on an annual basis, and for hourly employees, the annual rate is determined using their hourly rate and standard work hours. This methodology was chosen because we believe it is a compensation measure that can be applied consistently across the globe and provides an accurate depiction of total earnings. Because there was more than one Median Employee identified using this methodology, we selected an individual who we determined to be reasonably representative of our Median Employee and who did not have any unusual or nonstandard compensation items.

Aptiv is a global company employing 155,000 employees in 46 countries as of December 31, 2021, with approximately 27,000 salaried employees and 128,000 hourly employees. 53% of our workforce is located in North America, where our largest presence is in Mexico. 83% of our North American workforce is part of our global manufacturing workforce. Market levels of pay and wage rates are generally lower in countries in which Aptiv has manufacturing facilities, in line with our regional service model that enables us to efficiently and effectively serve our global customers from best cost countries. In these countries, Aptiv provides market competitive compensation, which, in many cases, is dictated by local union agreements. The Median Employee is a full-time hourly employee located in Mexico, where competitive wages vary greatly from standard U.S. hourly rates.

After identifying the Median Employee, we calculated annual total compensation for the Median Employee using the same methodology as compensation reported in the 2021 Summary Compensation Table for the CEO. The Median Employee’s annual total compensation is $7,402. When compared to our CEO’s annual total compensation of $14,744,780, the ratio of the total annual compensation of our CEO to the total annual compensation of our Median Employee was approximately 1,992:1.

We believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the U.S., may outsource manufacturing, may have different types of workforces, may operate in different countries, or may utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from Aptiv’s calculation methodology.

53	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee currently consists of Ms. Cooper (Chair), Mr. Hooley, Mr. Ortberg, Dr. Parris and Ms. Pinczuk. All of the members of the Audit Committee are independent directors under the NYSE listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that each of Ms. Cooper, Mr. Hooley and Mr. Ortberg qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

The Audit Committee selects, evaluates and, where deemed appropriate, replaces Aptiv’s independent registered public accounting firm. As part of the evaluation of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the independent registered public accounting firm’s global capabilities and independent registered public accounting firm’s technical expertise and knowledge of the Company’s global operations and industry. In connection with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except as otherwise prohibited under applicable law.

Management is responsible for Aptiv’s internal controls and the financial reporting process. Aptiv’s independent registered public accounting firm is responsible for performing an audit of Aptiv’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed Aptiv’s audited financial statements for the fiscal year ended December 31, 2021 and has met and held discussions with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that Aptiv’s consolidated financial statements for fiscal year 2021 were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions between the Audit Committee and EY included the matters required to be discussed by Rules on Auditing Standard No. 1301, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee received the written disclosures and letter from EY required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with EY the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Aptiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC.

The Audit Committee also considered whether non-audit services provided by EY during 2021 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Nancy E. Cooper, Chair

Joseph L. Hooley

Robert K. Ortberg

Colin J. Parris

Ana G. Pinczuk

APTIV PLC	54

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM’S FEES

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Aptiv’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit services and all permitted non-audit services (including fees and terms thereof), except as otherwise prohibited pursuant to the Exchange Act. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the Audit Committee reviews a description of the service and sufficient information to confirm the determination that the provision of such service will not impair the independent registered public accounting firm’s independence. The Chair of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During fiscal years 2021 and 2020, EY provided various audit, audit-related, tax and other services to Aptiv. The Audit Committee pre-approved all audit services, audit-related, tax and other services provided by EY in 2021 and 2020. The following table presents fees for professional services charged by EY by type and amount for fiscal years 2021 and 2020:

($ in thousands)	2021	2020
Audit fees(1)	$11,700	$12,700
Audit-related fees(2)	1,000	600
Total audit and audit related fees	12,700	13,300
Tax fees(3)	2,400	2,900
All other fees	—	—
Total fees	$15,100	$16,200

(1)

Audit Fees — Audit fees billed or to be billed are related to EY’s audit of our annual financial statements, including the audit of internal control over financial reporting, timely interim reviews of the quarterly financial statements, statutory or other required audit services, audit services performed in connection with registration statements and issuance of comfort letters and consents.

(2)

Audit-Related Fees — Audit-related services consist primarily of employee benefit plan audits, audit services not required by statute or regulation, agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisitions and divestitures, and other attest services.

(3)	Tax Fees — Tax fees primarily represent fees for tax planning services and tax-related compliance.

55	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPOINTMENT OF AND PAYMENT TO AUDITORS

(Resolution 11)

The Audit Committee of our Board has appointed EY as our auditors. Shareholders are requested to reappoint EY as the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2023. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of EY as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2022.

A representative of EY will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Resolution 12)

As required by Section 14A of the Exchange Act, we are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of Aptiv and to ensure that the majority of compensation opportunities are a result of pay-for-performance.

The Company is presenting Resolution 12 which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, on an advisory, non-binding basis.

APTIV PLC	56

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth in the table below is information about the number of ordinary shares held by persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), we know to be the beneficial owners of more than five percent (5%) of Aptiv ordinary shares (based on 270,514,140 ordinary shares outstanding at December 31, 2021), based on information furnished by the identified persons to the SEC.

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of March 2, 2022.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	28,476,912	10.53%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	21,665,064	8.0%

(1)	Represents ordinary shares beneficially owned by The Vanguard Group, Inc. This information is based on a Schedule 13G/A filed with the SEC February 9, 2022.

(2)	Represents ordinary shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities. This information is based on a Schedule 13G/A filed with the SEC on February 8, 2022.

57	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 2, 2022 concerning beneficial ownership of Aptiv ordinary shares by each director, nominee and each of the executive officers named in the Summary Compensation Table. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has the right to acquire currently or within 60 days of March 2, 2022. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and dispositive power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares Owned	Number of RSUs that Vest within 60 Days	Total	Percent of Class

Directors

Richard L. Clemmer	2,592	1,842	4,434	*

Nancy E. Cooper	7,590	1,210	8,800	*

Nicholas M. Donofrio	126,659	1,946	128,605	*

Rajiv L. Gupta	43,658	2,169	45,827	*

Joseph L. Hooley	4,223	1,842	6,065	*

Merit E. Janow	—	1,474	1,474	*

Sean O. Mahoney	16,029	1,106	17,135	*

Paul M. Meister	6,035	1,946	7,981	*

Robert K. Ortberg	6,454	1,106	7,560	*

Colin J. Parris	7,837	1,106	8,943	*

Ana G. Pinczuk	11,295	1,842	13,137	*

Officers

Kevin P. Clark	694,312	—	694,312	*

Joseph R. Massaro	86,338	—	86,338	*

William T. Presley	9,360	—	9,360	*

Katherine H. Ramundo	5,262	—	5,262	*

Mariya K. Trickett	20,368	—	20,368	*

Directors and Officers as a Group (19 Persons)	1,091,151	17,589	1,108,740

*	Less than 1%.

APTIV PLC	58

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for director must promptly disclose any actual or potential material conflict of interest to our Chief Legal Officer, who will then assess and communicate the information to the Nominating and Governance Committee for evaluation and appropriate resolution. The Nominating and Governance Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Nominating and Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction.

No related party transactions were identified during 2021.

59	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OTHER INFORMATION

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the auditors before shareholders at a general meeting. The accounts of the Company for the fiscal year ended December  31, 2021 will be presented to the shareholders at the Annual Meeting.

Other Business

Management is not aware of any other matters to be brought before the Annual Meeting, except those set forth in this Notice of Annual Meeting of Shareholders. If other business is properly presented for consideration at the Annual Meeting, the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Shareholder Proposals for the 2023 Annual Meeting

To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s rules must be received by our Corporate Secretary no later than the close of business on November 15, 2022, 120 days before the one-year anniversary of the mailing date.

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Householding

Only one copy of each of our annual report to shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the annual report and proxy statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79, or call (248) 813-3005. You may contact your broker or bank to make a similar request. Shareholders shar-

ing an address who now receive multiple copies of our annual report and proxy statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Record Date

Shareholders owning Aptiv ordinary shares at the close of business on March 2, 2022 (the record date) may vote at the 2022 Annual Meeting. On that date, 270,915,354 ordinary shares were outstanding. Each Ordinary Share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Voting prior to the Annual Meeting

If you are a shareholder of record, you may vote by proxy in any of the following ways:

By Internet or Telephone - If you have Internet or telephone access, you may authorize the submission of a proxy on your behalf by following the voting instructions in the materials you receive. If you vote by Internet or telephone, you should not return your proxy card.

By Mail - You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote over the Internet or by telephone, your vote must be received by 4:00 a.m., Eastern Time, on April 25, 2022.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

Changing Your Vote before the Annual Meeting

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79;

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Other Information (continued)

•	Timely delivery of a valid, later-dated proxy or later-dated vote by Internet or telephone; or
•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

Voting at the Annual Meeting

If you are a shareholder of record, you may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from the street name holder.

Quorum for the Annual Meeting

A quorum will consist of one or more shareholders present online or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

Voting Tabulation

To be approved, Resolutions 1 to 11 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution, assuming a quorum has been met. If a director does not receive a majority of the votes cast for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolution 12 is advisory and is not binding on our Board or the Company. Abstentions and broker non-votes are counted for the purpose of determining a quorum, but are not counted as votes cast.

Broker Non-Votes

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 11 (Appointment of and Payment to Auditors), which is considered to be “routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

Attending the Annual Meeting

If you plan to attend the Annual Meeting, you must present proof that you own Aptiv shares to be admitted.

Record Shareholders. If you are a record shareholder (a person who owns shares registered directly in his or her name with Computershare, Aptiv’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

Owners of Shares Held in Street Name. Beneficial owners of Aptiv ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Accessing Proxy Materials on the Internet

This Proxy Statement and our 2021 Annual Report on Form 10-K are available at aptiv.com. If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Notice and Access

The SEC permits companies to furnish proxy materials to shareholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. Shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

Proxy Solicitation

We will pay the cost for soliciting proxies for the Annual Meeting. Aptiv will distribute proxy materials and follow-up

61	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Other Information (continued)

reminders by mail and electronic means. We have engaged Morrow Sodali LLC (“Morrow Sodali”) at 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist with the solicitation of proxies. We will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of $12,000, depending on the level of services actually provided. Certain Aptiv employees, officers and directors may also solicit proxies by mail, telephone or personal visits but they will not receive any additional compensation for their services.

We will also reimburse brokers, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Corporate Governance Information

The following documents are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”:

•	Board Committee Charters;
•	Memorandum and Articles of Association;
•	Corporate Governance Guidelines;
•	Insider Trading Policy; and
•	Regulation FD Policy.

The Code of Ethical Business Conduct is also available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Voting Results for the Annual Meeting

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at aptiv.com.

Shareholders owning Aptiv’s ordinary shares will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

Requests for Copies of Annual Report

Aptiv will furnish to shareholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 27, 2022

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. Our Proxy Materials and Annual Report are available at www.proxyvote.com

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPENDIX A

Adjusted Net Income and Adjusted Net Income per Share

	Year Ended December 31,
(in millions, except per share amounts)	2021	2020	2019
Net income attributable to ordinary shareholders	$527	$1,769	$990
Mandatory convertible preferred share dividends	63	35	—
Net income attributable to Aptiv	590	1,804	990
Adjusting items:
Restructuring	24	136	148
Other acquisition and portfolio project costs	15	23	71
Asset impairments	2	10	11
Deferred compensation related to acquisitions	—	14	42
Gain on business divestitures and other transactions	—	(1,434)	—
Debt modification costs	1	4	—
Debt extinguishment costs	126	—	6
Transaction and related costs associated with acquisitions	—	—	5
Gain on changes in fair value of equity investments without readily determinable fair value	(9)	(10)	(19)
Tax impact of adjusting items(a)	(10)	(22)	(18)
Adjusted net income attributable to Aptiv	$739	$525	$1,236
Adjusted weighted average number of diluted shares outstanding(b)	283.59	270.70	257.39
Diluted net income per share attributable to Aptiv	$1.94	$6.66	$3.85
Adjusted net income per share	$2.61	$1.94	$4.80

(a)

Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(b)

In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the year ended December 31, 2020) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted	Weighted Average Number of Diluted Shares Outstanding:

	Year Ended December 31,
(in millions)	2021	2020	2019
Weighted average number of diluted shares outstanding	271.22	270.70	257.39
Weighted average MCPS Converted Shares	12.37	—	—
Adjusted weighted average number of diluted shares outstanding	283.59	270.70	257.39

A-1	APTIV PLC

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix A (continued)

Cash Flow Before Financing

	Year Ended December 31,
(in millions)	2021	2020	2019

Cash flows from operating activities:

Net income	$609	$1,822	$1,009

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	773	764	717

Restructuring expense, net of cash paid	(56)	(15)	29

Working capital	(408)	(65)	67

Pension contributions	(28)	(33)	(38)

Gain on autonomous driving joint venture	—	(1,434)	—

Other, net	332	374	(160)
Net cash provided by operating activities	1,222	1,413	1,624

Cash flows from investing activities:

Capital expenditures	(611)	(584)	(781)

Cost of business acquisitions and other transactions, net of cash acquired	(130)	(49)	(334)

Proceeds from sale of technology investments	22	—	—

Cost of technology investments	(2)	(2)	(10)

Settlement of derivatives	(17)	(1)	—
Other, net	9	10	14
Net cash used in investing activities	(729)	(626)	(1,111)

Adjusting items:

Adjustment for the cost of business acquisitions and other transactions, net of cash acquired	130	49	334
Cash flow before financing	$623	$836	$847

Adjusted EBITDA

	Year Ended December 31,
(in millions)	2021	2020	2019

Net income attributable to Aptiv	$590	$1,804	$990

Interest expense	150	164	164

Income tax expense	101	49	132

Net income attributable to noncontrolling interest	19	18	19

Depreciation and amortization	773	764	717

EBITDA	$1,633	$2,799	$2,022

Other expense (income), net	129	—	(14)

Equity loss (income), net of tax	200	83	(15)

Restructuring	24	136	148

Other acquisition and portfolio project costs	15	23	71

Deferred compensation related to acquisitions	—	14	42

Gain on business divestitures and other transactions	—	(1,434)	—

Adjusted EBITDA	$2,001	$1,621	$2,254

APTIV PLC	A-2

APTIV PLC 5 HANOVER QUAY, GRAND CANAL DOCK DUBLIN 2, IRELAND D02 VY79SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until April 25, 2022 at 4:00 AM Eastern Time. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until April 25, 2022 at 4:00 AM Eastern Time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D70497-P69587KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYAPTIV PLC APTIV PLC The Board of Directors recommends you vote FOR the following: 1. Election of DirectorsNominees:1a. Kevin P. Clark1b. Richard L. Clemmer1c. Nancy E. Cooper1d. Joseph L. Hooley1e. Merit E. Janow1f. Sean O. Mahoney1g. Paul M. Meister1h. Robert K. Ortberg1i. Colin J. Parris 1j. Ana G. Pinczuk Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name byauthorized officer. Signature [PLEASE SIGN WITHIN BOX] Date The Board of Directors recommends you vote FOR proposals 2 and 3.For AgainstAbstain2. Proposal to re-appoint auditors, ratify independent public accounting firm and authorize the directors to determine the fees paid to the auditors.3. Say-on-Pay - To approve, by advisory vote, executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. D70498-P69587APTIV PLC Annual Meeting of Shareholders April 27, 2022 9:00 AM Local Time This proxy is solicited by the Board of Directors Katherine H. Ramundo, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Aptiv PLC to be held on April 27, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 and 3. (Items to be voted appear on reverse side.) Continued and to be signed on reverse side